                                                                   Exhibit 2.6

                                MERGER AGREEMENT

                                     AMONG

                        SNIDER BROADCASTING CORPORATION,

                     TED L. SNIDER, JR., CALVIN G. ARNOLD,

                       CITADEL COMMUNICATIONS CORPORATION

                                      AND

                          CITADEL BROADCASTING COMPANY


                                  JUNE 2, 1997

                                MERGER AGREEMENT

         THIS MERGER AGREEMENT ("AGREEMENT"), made as of the 2nd day of June, 1997, among SNIDER BROADCASTING CORPORATION, an Arkansas corporation (the "COMPANY"); TED L. SNIDER, JR. and CALVIN G. ARNOLD (collectively, the "STOCKHOLDERS"); CITADEL COMMUNICATIONS CORPORATION, a Nevada corporation ("PARENT"); and CITADEL BROADCASTING COMPANY, a Nevada corporation ("CITADEL").

                                   RECITALS:

         A. The Company, through its wholly-owned subsidiaries, is the licensee of and owns and operates radio station KIPR-FM licensed to Pine Bluff, Arkansas (the "STATION").

         B. The Stockholders own all of the issued and outstanding shares of capital stock of the Company.

         C. Citadel is a wholly-owned subsidiary of Parent.

         D. The parties desire that the Company be merged with and into Citadel (with Citadel surviving such merger) pursuant to the applicable laws of the States of Arkansas and Nevada, on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   SECTION 1

                                  DEFINITIONS

         The following terms when used in this Agreement shall have the meanings assigned to them below:

         "ACCOUNTS RECEIVABLE" means the accounts receivable of the SBC Companies, exclusive of Trade Receivables, existing as of the Closing.

         "ACCOUNTS PAYABLE" means the Obligations, described in clause (b) of the definition thereof, of the SBC Companies, exclusive of Trade Liabilities, existing as of the Closing.

         "ACCRUED TAXES" means all Taxes attributable to a Person or its income, operations or properties accruing up to and including the Closing.

         "ACT" means the Communications Act of 1934, as amended.

         "AFFILIATE" of any Person means any other Person (a) that directly or indirectly controls, is controlled by, or is under direct or indirect common control with, the first Person, or (b) any interests of which are owned, in whole or in part, directly or indirectly, by the first Person.

For purposes of this definition, the term "control" (including the correlative meanings of the terms "controls," "controlled by," and "under direct or indirect control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of the Person, whether through the ownership of voting securities or by contract or otherwise.

         "AGREEMENT NOT TO COMPETE" means the Agreement Not to Compete to be executed and delivered by Citadel and each of the Stockholders at the Closing, substantially in the form attached to this Agreement as EXHIBIT A.

         "AMENDED AND RESTATED CERTIFICATE OF INCORPORATION" means the Seventh Amended and Restated Certificate of Incorporation of Parent, in the form attached to this Agreement as EXHIBIT B.

         "AMENDMENT TO REGISTRATION RIGHTS AGREEMENT" means the Amendment to the Third Amended and Restated Registration Rights Agreement dated as of June 28, 1996, as amended, among Parent, the Investors and Wilson to be executed and delivered at the Closing, substantially in the form attached to this Agreement as EXHIBIT C.

         "AMENDMENT TO SECURITIES PURCHASE AND EXCHANGE AGREEMENT" means the Amendment to Securities Purchase and Exchange Agreement to be executed and delivered at the Closing among the holders of the Series G Preferred Stock as of the Closing Date and each of the original parties to the Securities Purchase and Exchange Agreement dated as of June 28, 1996, as amended, among Parent, Citadel, ABRY Broadcast Partners II, L.P., ABRY/Citadel Investment Partners, L.P., Baker, Fentress & Company, Oppenheimer & Co., Inc., Bank of America Illinois, and certain other parties (the "SECURITIES PURCHASE AND EXCHANGE AGREEMENT"), substantially in the form attached to this Agreement as EXHIBIT D.

         "AMENDMENT TO STOCKHOLDERS AGREEMENT" means the Amendment to Stockholders Agreement to be executed and delivered at the Closing among the holders of the Series G Preferred Stock as of the Closing Date and each of the original parties to the Second Amended and Restated Stockholders Agreement dated as of June 28, 1996, as amended, among Parent, the Investors, Wilson and certain other parties (the "STOCKHOLDERS AGREEMENT"), substantially in the form attached to this Agreement as EXHIBIT E.

         "AMENDMENT TO VOTING AGREEMENT" means the Amendment to Voting Agreement to be executed and delivered at the Closing among the holders of the Series G Preferred Stock as of the Closing Date and each of the original parties to the Third Amended and Restated Voting Agreement dated as of March 17, 1997 among Parent, the Investors and Wilson, substantially in the form attached to this Agreement as EXHIBIT F.

         "ARTICLES OF MERGER" means the Articles of Merger to be executed and delivered by Citadel and the Company at the Closing and filed with the appropriate authorities in the States of Nevada and Arkansas, in form and substance mutually agreed upon by Citadel and the Company.

         "ASSETS" means all of the property of every kind or nature used in the operation of the Station, including but not limited to the Real Property, the Real Property Leases, the Intellectual Property, the Personal Property, the Trade Receivables, the Accounts Receivable and the Cash (other than the Excluded Assets), and all books, records and accounts relating to the operation of the Station.

         "BROKER" means NationsBanc Capital Markets, Inc.

         "BUSINESS" means the business in which the SBC Companies are now engaged.

         "CASH" means the cash and cash equivalents of the SBC Companies existing as of the Closing.

         "CDB BROADCASTING AGREEMENT" means that certain Asset Purchase Agreement dated as of the date hereof among CDB Broadcasting Corporation, CDB License Corporation and Citadel.

         "CITADEL PERMITS" has the meaning specified in Section 4.8.

         "CITADEL STATIONS" has the meaning specified in Section 4.5.

         "CITADEL SUPPLEMENTAL FINANCIAL STATEMENTS" has the meaning specified in Section 8.7.

         "CITADEL'S CAP EXEMPT DAMAGES" has the meaning specified in Section 13.5(b).

         "CITADEL'S DISCLOSURE SCHEDULE" means SCHEDULE 1 to this Agreement.

         "CLOSING" means the consummation of the transactions contemplated in this Agreement in accordance with the provisions of Section 10.

         "CLOSING CERTIFICATE" means the certificate of the President of the Company and the Stockholders dated the Closing Date and delivered to Parent and Citadel, which sets forth the Debt Payoff Amount and a listing of the Excluded Assets.

         "CLOSING DATE" has the meaning specified in Section 10.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPANY ASSET SCHEDULE" means SCHEDULE 2 to this Agreement.

         "COMPANY COMMON STOCK" means the common stock, par value $1.00 per share, of the Company.

         "COMPANY SHAREHOLDERS AGREEMENT" means the Shareholders Agreement dated as of October 28, 1986 among the Company and the Stockholders.

         "COMPANY SUPPLEMENTAL FINANCIAL STATEMENTS" has the meaning specified in Section 5.9.

         "COMPANY'S DISCLOSURE SCHEDULE" means SCHEDULE 3 to this Agreement.

         "CONTRACTS" means all (a) contracts, agreements, licenses, leases, arrangements and other documents to which any of the SBC Companies is a party or by which any of the SBC Companies or any of the assets of the SBC Companies are bound (including, in the case of loan agreements, a description of the amounts of any outstanding borrowings thereunder and the collateral, if any, for such borrowings); (b) uncompleted orders for the purchase by any of the SBC Companies of materials, supplies, equipment and services for the requirements of the Station existing as of the date hereof and with respect to which the remaining obligation of any of the SBC Companies is in excess of $2,500; and
(c) contingent contractual obligations and liabilities of any of the SBC Companies known to the Company existing as of the date hereof.

         "CORNERSTONE" means Cornerstone Broadcasting Corporation, an Arkansas corporation and a wholly-owned subsidiary of the Company.

         "CORNERSTONE MERGER" has the meaning specified in Section 9.7.

         "CPR RULES" means the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes.

         "DAMAGES" has the meaning specified in Section 13.1.

         "DEBT PAYOFF AMOUNT" means the amount of Indebtedness for Borrowed Money of the SBC Companies as of the Closing Date, as certified by the President of the Company and the Stockholders in the Debt Certificate.

         "DISSENTING SHARES" has the meaning specified in Section 2.4(b).

         "DRAW CONDITION" has the meaning specified in Section 14.2(a).

         "EFFECTIVE DATE" means the date upon which articles of merger, or an equivalent document, reflecting the Merger have been filed with the appropriate authorities of the States of Arkansas and Nevada pursuant to Section 2. The parties intend that the Effective Date be on the Closing Date.

         "ENVIRONMENTAL CLAIMS" means and includes, without limitation: (a) claims, demands, suits, causes of action for personal injury or lost use of property, or consequential damages, to the extent any of the foregoing arise directly or indirectly out of Environmental Conditions; (b) actual or threatened damages to natural resources; (c) claims for the recovery of response costs, or administrative or judicial orders directing the performance of investigations, response or remedial actions under CERCLA, RCRA or other Environmental Laws; (d) a requirement to implement "corrective action" pursuant to any order or permit issued pursuant to RCRA; (e) claims for restitution, contribution or equitable indemnity from third parties or any governmental agency; (f) fines, penalties or Liens against property; (g) claims for injunctive relief or other orders or notices of violation from Governmental Authorities; and (h) with regard to any present or former employees, exposure to or injury from Environmental Conditions.

         "ENVIRONMENTAL CONDITIONS" means conditions of the environment, including the ocean, natural resources (including flora and fauna), soil, surface water, ground water, any present or potential drinking water supply, subsurface strata or the ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaking, pumping, pouring, emptying, discharging, injecting, escaping, leaching, disposal, dumping, or threatened release of Hazardous Materials by a Person. With respect to claims by employees, Environmental Conditions also includes the exposure of Persons to Hazardous Materials within work places on any real estate owned or occupied by a Person.

         "ENVIRONMENTAL LAWS" has the meaning specified in the definition of Hazardous Materials.

         "ENVIRONMENTAL NONCOMPLIANCE" means, but is not limited to: (a) the release or threatened release as a result of the activities of a Person of any Hazardous Materials into the environment, any storm drain, sewer, septic system or publicly owned treatment works, in violation of any effluent emission limitations, standards or other criteria or guidelines established by any federal, state or local law, regulation, rule, ordinance, plan or order; and
(b) any facility operations, procedures, designs, etc. which do not conform to the statutory or regulatory requirements of the CAA, the CWA, the TSCA, the RCRA or any other Environmental Laws intended to protect public health, welfare and the environment.

         "EQUITY SECURITIES" has the meaning ascribed thereto in the Securities Purchase and Exchange Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCLUDED ASSETS" means the excess, if any, of (a) the Cash and the Accounts Receivable over (b) the Accounts Payable.

               "FCC" means the Federal Communications Commission.

         "FCC APPLICATION" has the meaning specified in Section 9.1.

         "FCC APPROVAL" has the meaning specified in Section 9.1.

         "FCC LICENSES" means the main station license for the Station, together with each of the other consents, rights, licenses, permits and other authorizations issued by the FCC and held by any of the SBC Companies in connection with, or pertaining to, the conduct of the business and operation of the Station, together with any renewals and extensions thereof and any applications therefor pending on the Closing Date, and any and all applications made by any of the SBC Companies for such consents, rights, licenses, permits and other authorizations.

         "FINAL ORDER" means a written action or order issued by the FCC or its staff setting forth the FCC Approval (or a denial thereof), (a) which action or order has not been vacated, reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which action or order (i) no requests have been filed and are pending for administrative or judicial review, rehearing, reconsideration, appeal or stay, and the time period for filing any such requests and for the FCC to set aside the action on its own motion under the provisions of the Act or the rules, regulations and policies of the FCC has expired, or (ii) in the event of review, reconsideration or appeal, the time for further review, reconsideration or appeal has expired.

         "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time applied on a consistent basis during the periods involved.

         "GOVERNMENTAL AUTHORITY" means any government, whether federal, state or local, or any other political subdivision thereof, or any agency, tribunal or instrumentality of any such governmental or political subdivision, or any other Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "HAZARDOUS MATERIALS" means hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases including but not limited to substances defined as "PCBs," "hazardous wastes," "hazardous substances," "toxic substances," "pollutants," "contaminants," "radioactive materials," "petroleum," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), 42 U.S.C.
Section 9601 ET SEQ.; the Toxic Substance Control Act ("TSCA"), 15 U.S.C.
Section 2601 ET SEQ.; the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 9601; the Clean Water Act ("CWA"), 33 U.S.C. Section 1251 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C.Section 300f ET SEQ.; the Clean Air Act ("CAA"), 42 U.S.C. Section 7401 ET SEQ.; or any similar state law; and in the plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar laws, regulations, rules or ordinances now in effect (collectively, the "ENVIRONMENTAL LAWS"); and any other substances, constituents or wastes subject to environmental regulations under any applicable federal, state or local law, regulation or ordinance.

         "INDEBTEDNESS FOR BORROWED MONEY" means (a) all indebtedness of a Person in respect of money borrowed (including, without limitation, indebtedness which represents the unpaid amount of the purchase price of any property), (b) all indebtedness of a Person evidenced by a promissory note, bond or similar written obligation to pay money, (c) all indebtedness guaranteed by a Person or for which a Person is contingently liable, including, without limitation, guaranties in the form of an agreement to repurchase or reimburse, and any commitment by which any such Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, and (d) all monetary obligations of a Person under any lease or similar arrangement, which obligations would be classified and accounted for as capital obligations on a balance sheet of such Person under GAAP.

         "INDEMNITEE" has the meaning specified in Section 13.3.

         "INDEMNITOR" has the meaning specified in Section 13.3.

         "INTELLECTUAL PROPERTY" means the call letters of the Station and all of the copyrights, trademarks, trade names and other similar rights, including applications and registrations therefor, used in connection with the past or present operation of the Station in which any of the SBC Companies has any right, title or interest, including, without limitation, those items listed on the COMPANY ASSET SCHEDULE.

         "INVESTORS" shall have the meaning ascribed thereto in the Securities Purchase and Exchange Agreement.

         "LETTER OF CREDIT" has the meaning specified in Section 2.6.

         "LICENSE SUB" means SBC License Corporation, an Arkansas corporation and a wholly-owned subsidiary of Cornerstone.

         "LIEN" means any mortgage, pledge, hypothecation, assignment, encumbrance, claim, easement, transfer restriction, lien (statutory or otherwise) or security interest of any kind or nature whatsoever.

         "LOCAL MARKETING AGREEMENT" has the meaning specified in Section 9.2.

         "MERGER" has the meaning specified in Section 2.1.

         "MERGER CONSIDERATION" has the meaning specified in Section 2.4(a).

         "NET LIABILITIES" means the excess, if any, of (a) the Account Payable over (b) the Cash and the Accounts Receivable.

         "OBLIGATIONS" means, without duplication, all (a) Indebtedness for Borrowed Money, (b) Accrued Taxes, accounts payable, accrued liabilities and all other liabilities and obligations of the type normally required by GAAP to be reflected on a balance sheet, (c) commitments by which a Person assures a creditor against loss, including the face amount of all letters of credit and, without duplication, all drafts drawn thereunder, (d) obligations guaranteed in any manner by a Person, (e) obligations under capitalized leases in respect of which obligations a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person assures a creditor against loss, (f) obligations under acceptance facilities, (g) obligations secured by a Lien on property of a Person, (h) obligations under interest rate or currency exchange or swap agreements, (i) unsatisfied obligations for "withdrawal liability" to a "multiemployer plan" as such terms are defined under ERISA, (j) indebtedness issued or obligation incurred in substitution or exchange for any Obligations,
(k) costs or expenses incurred by a Person of any nature, whether or not currently payable, and (l) other liabilities or obligations of a Person, in each of the foregoing instances whether absolute or contingent, known or unknown, and whether or not normally required by GAAP to be reflected on a balance sheet.

         "PERMITS" means all FCC Licenses applicable to the Station, and all other permits, licenses, approvals, franchises, notices and authorizations applicable to the Station issued by any Governmental Authorities.

         "PERSON" means an individual, corporation, partnership, joint venture, joint stock company, association, trust, business trust, unincorporated organization, Governmental Authority, or any other entity of whatever nature.

         "PERSONAL PROPERTY" means all of the tangible personal property, improvements and fixtures of every kind or nature used in the operation of the Station in the ordinary course of business, including, without limitation, the personal property described on the COMPANY ASSET SCHEDULE.

         "PLAN OF MERGER" means the Plan of Merger to be executed and delivered by Citadel and the Company at the Closing and filed with the appropriate authorities in the States of Nevada and Arkansas, in form and substance mutually agreed upon by Citadel and the Company.

         "REAL ESTATE PURCHASE AGREEMENT" means that certain Agreement of Sale dated as of the date hereof among Ted L. Snider, Sr., Jane J. Snider and Citadel.

         "REAL PROPERTY" means all of the right, title and interest of any of the SBC Companies in and to any real property used in the operation of the Station, including but not limited to the real property described on the COMPANY ASSET SCHEDULE.

         "REAL PROPERTY LEASES" means the leasehold interests pursuant to the real property leases described on the COMPANY ASSET SCHEDULE.

         "SBC COMPANIES" means, collectively, the Company, Cornerstone and License Sub.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERIES G PREFERRED STOCK" means the Series G Convertible Preferred Stock, par value $.001 per share, of Parent.

         "SNIDER CORPORATION AGREEMENT" means that certain Merger Agreement dated as of the date hereof among Snider Corporation, the stockholders of Snider Corporation, Parent and Citadel.

         "STATION" has the meaning set forth in the recitals to this Agreement.

         "STOCKHOLDERS' CAP EXEMPT DAMAGES" has the meaning specified in Section 13.6(b).

         "SURVIVING CORPORATION" has the meaning specified in Section 2.1.

         "TAXES" means all taxes, charges, fees, levies, or other assessments, including income, gross receipts, excise, property, sales, transfer, license, payroll, and franchise taxes, any taxes required by law to be withheld, and any taxes payable as a result of the consummation of the transactions contemplated by this Agreement, which taxes are imposed by any Governmental Authority; and such term shall include any interest, penalties, or additions to tax attributable to such assessments.

         "THRESHOLD" has the meaning specified in Section 13.5(a).

         "TRADE AGREEMENTS" means and includes those agreements entered into by any SBC Company for the sale of advertising time on the Station for consideration other than cash, which agreements are in effect as of the Closing.

         "TRADE LIABILITIES" means the fair market value of the SBC Companies' liability as of the Closing for unperformed time under the Trade Agreements.

         "TRADE RECEIVABLES" means the fair market value of goods and services to be received by the SBC Companies after the Closing under the Trade Agreements.

         "WILSON" means Lawrence R. Wilson.

                                 SECTION 2

                                  MERGER

         2.1 THE MERGER. On the Closing Date, in accordance with this Agreement and Arkansas and Nevada law, the Company shall be merged with and into Citadel (the "MERGER"), the separate existence of the Company shall cease, and Citadel shall continue as the surviving corporation under the corporate name it possesses immediately prior to the Closing Date. Citadel hereinafter may sometimes be referred to as the "SURVIVING CORPORATION."

         2.2 EFFECT OF THE MERGER. On the Closing Date, the effect of the Merger shall be that (i) the Surviving Corporation shall possess all the rights, privileges and franchises possessed by each of the Company and Citadel,
(ii) all of the property and assets of whatsoever kind or description of each of the Company and Citadel, and all debts due on whatever account to any of them, including subscriptions for shares or other choses in action belonging to any of them, shall be taken and be deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed, and (iii) the Surviving Corporation shall be responsible for all of the liabilities and obligations of each of the Company and Citadel, as provided by applicable law, in the same manner as if the Surviving Corporation had itself incurred such liabilities or obligations; but the liabilities of the Company and Citadel, or of their shareholders, directors or officers, shall not be affected by, nor shall the rights of the creditors thereof or of any persons dealing with such corporations be impaired by, the Merger, and any claim existing, or action or proceeding pending, by or against either of the Company or Citadel may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be proceeded against, or substituted, in place of the Company or Citadel, as the case may be.

         2.3 ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS. The Articles of Incorporation of Citadel, as in effect immediately prior to the Closing Date, shall be the Articles of Incorporation of the Surviving Corporation after the Closing Date until thereafter amended as provided therein and under Nevada law. The Bylaws of Citadel, as in effect immediately prior to the Closing Date, shall be the Bylaws of the Surviving Corporation after the Closing Date until thereafter amended as provided therein and under Nevada law. The directors and officers of Citadel immediately prior to the Closing Date shall be the initial directors and officers of the Surviving Corporation after the Closing Date until their successors are elected and qualified.

         2.4 MERGER CONSIDERATION; CONVERSION OF SECURITIES. On the Closing Date, by virtue of the Merger and without any action on the part of Parent, Citadel, the Company or the holder of any of the securities of such corporations:

                  (a) MERGER CONSIDERATION. Each share of Company Common Stock issued and outstanding immediately prior to the Closing Date shall be converted automatically into (i) the number of shares of Series G Preferred Stock determined pursuant to Section 2.4(b) and (ii) an amount of cash equal to (A) the Debt Payoff Amount minus the Net Liabilities, if any, divided by (B) the number of issued and outstanding shares of Company Common Stock on the Closing Date (collectively, the "MERGER CONSIDERATION").

                  (b) SERIES G PREFERRED STOCK. Each share of Company Common Stock issued and outstanding immediately prior to the Closing Date (other than shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under applicable Arkansas law ("DISSENTING SHARES")) shall be cancelled and extinguished and be converted into the right to receive (in addition to the cash consideration specified in Section 2.4(a)) that number of shares of Series G Preferred Stock equal to 198,350 divided by the number of shares of Company Common Stock then issued and outstanding; provided, however, that (i) in the event that Citadel's acquisition of all of the issued and outstanding shares of capital stock of Tele-Media Broadcasting Company is not consummated on or prior to the Closing Date, then the aggregate number of shares of Series G Preferred Stock issuable as Merger Consideration shall be increased from 198,350 to 210,620 and (ii) in the event after the date hereof and prior to the Closing Date the shares of Series G Preferred Stock at any time outstanding shall be subdivided, by reclassification, recapitalization, stock dividend or otherwise, into a greater number of shares without the actual receipt by Parent of consideration for the additional number of shares so issued, or the number of shares of Series G Preferred Stock at any time outstanding shall be reduced, by reclassification, recapitalization, reduction of capital stock or otherwise, or the outstanding shares of Series G Preferred Stock shall be reclassified or changed other than in such manner, then the number of shares of Series G Preferred Stock that each holder of Company Common Stock shall be entitled to as Merger Consideration shall be adjusted accordingly to the nearest share of Series G Preferred Stock.

                  (c) TRANSFER BOOKS. On and after the Closing Date, there shall be no transfers on the stock transfer books of the Company with respect to shares of Company Common Stock issued and outstanding immediately prior to the Closing Date. If, after the Closing Date, certificates formerly representing shares of Company Common Stock are presented to Citadel or its transfer agent, they shall be cancelled and exchanged for the Merger Consideration as provided in Section 2.5, subject to applicable law in the case of Dissenting Shares.

         2.5 EXCHANGE OF CERTIFICATES. From and after the Closing Date, all certificates representing shares of Company Common Stock, with the exception of certificates representing Dissenting Shares or shares of Company Common Stock held by the Company, shall represent the right to receive Merger Consideration on the basis set forth above and upon the terms and conditions of this Agreement, subject to applicable abandoned property, escheat and similar laws. Upon delivery of certificates representing shares of Company Common Stock to the transfer agent of Citadel, Citadel shall cause the transfer agent to issue certificates representing the requisite number of shares of Series G Preferred Stock for each share of Company Common Stock represented by the certificates therefor properly delivered, and Citadel shall pay by certified or cashier's check the cash consideration described in Section 2.4(a). Notwithstanding the foregoing, neither Citadel's transfer agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any of the Merger Consideration delivered to a public official pursuant to applicable abandoned property, escheat and similar laws.

         2.6 LETTER OF CREDIT. Simultaneously with the execution of this Agreement, Citadel shall deliver to the Company an irrevocable letter of credit in favor of the Company, issued by a national banking association or other issuer acceptable to the Company, in the amount of $325,000, which shall be in the form attached as EXHIBIT G hereto (the "LETTER OF CREDIT"). The

Letter of Credit shall provide that the issuing bank shall make payment on the Letter of Credit upon such bank's receipt of a joint certificate from the President of each of the Company and Citadel certifying that a Draw Condition has occurred. Upon the Closing, the Company shall return the original Letter of Credit to Citadel for cancellation.

         2.7 TAX-FREE REORGANIZATION. The parties hereto intend that the Merger shall qualify as a tax-free reorganization and exchange of stock within the terms of Sections 368(a)(1)(A), 368(a)(2)(D), 354(a), 356(a) and 361(a) of the
Code, and agree to take such actions as may be necessary to conform to the provisions of said Sections and to do any and all things they deem necessary or advisable to carry out the purposes and intent of this Agreement.

                                   SECTION 3

            REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

         In connection with the Merger and in order to induce Parent and Citadel to enter into and consummate the transactions contemplated by this Agreement, the Company makes the following representations and warranties to Parent and Citadel, as of the date of this Agreement and as of the date of the Closing (except for representations and warranties expressly and specifically relating to a time or times other than the date hereof or thereof, which shall be made as of the specified time or times):

         3.1 ORGANIZATION AND QUALIFICATION; AUTHORITY. Each of the SBC Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas and has full power and authority to own its assets and properties and to conduct the Business. Each of the SBC Companies has full power, authority and legal right and all necessary approvals, permits, licenses and authorizations to own its properties and to conduct the Business. The execution and delivery of this Agreement by the Company, the performance by the Company of its covenants and agreements hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company. This Agreement constitutes the valid and legally binding agreement of the Company and the Stockholders, enforceable against each of them in accordance with its terms.

         3.2 SUBSIDIARIES. The Company does not own, of record or beneficially, any capital stock or equity interest or investment in any Person other than Cornerstone and License Sub.

         3.3      CAPITALIZATION.

                  (a) AUTHORIZED AND ISSUED SHARES OF COMPANY. The authorized capital stock of the Company consists solely of 20,000 shares of Company Common Stock, of which 85 shares are issued and outstanding. COMPANY'S DISCLOSURE SCHEDULE lists the names of the beneficial holders of all the outstanding shares of Company Common Stock, and the number of shares held by each of them. The issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. The Company does not have outstanding any stock or securities convertible or exchangeable for any stock or securities.

                  (b) AUTHORIZED AND ISSUED SHARES OF CORNERSTONE. The authorized capital stock of Cornerstone consists solely of 1,000 shares of Common Stock, no par value per share, of which 100 shares are issued and outstanding (all of which are owned, of record and beneficially, by the Company). The issued and outstanding shares of Common Stock of Cornerstone have been duly authorized and validly issued, and are fully paid and nonassessable. Cornerstone does not have outstanding any stock or securities convertible or exchangeable for any stock or securities.

                  (c) AUTHORIZED AND ISSUED SHARES OF LICENSE SUB. The authorized capital stock of License Sub consists solely of 1,000 shares of Common Stock, no par value per share, of which 100 shares are issued and outstanding. The issued and outstanding shares of Common Stock of License Sub have been duly authorized and validly issued, and are fully paid and nonassessable. License Sub does not have outstanding any stock or securities convertible or exchangeable for any stock or securities.

                  (d) REPURCHASE AND OTHER OBLIGATIONS. None of the SBC Companies is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its stock or other securities. No Stockholder, SBC Company or other Person is entitled to any preemptive right, right of first refusal or similar right with respect to any of the SBC Companies. Except for the Company Shareholders Agreement, there are no agreements, arrangements or trusts between or for the benefit of any of the SBC Companies or the Stockholders with respect to the voting or transfer of stock or other securities, or with respect to any other aspect of any of the SBC Companies' affairs. None of the SBC Companies has violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its stock or other securities.

         3.4 NO LEGAL BAR; CONFLICTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates or will violate any provision of the Articles of Incorporation or Bylaws of the Company, or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any Governmental Authority, or violates or will violate, or conflicts with or will conflict with, or will result in any breach of any of the terms of, or constitutes or will constitute a default under or results in or will result in the termination of or the creation or imposition of any Lien pursuant to, the terms of any contract, commitment, agreement, understanding or arrangement of any kind to which any of the SBC Companies is a party or by which any of the SBC Companies or any of the Assets is bound. Except for the FCC Approval and the consents disclosed in COMPANY'S DISCLOSURE SCHEDULE, no consents, approvals or authorizations of, or filings with, any Governmental Authority or any other Person are required in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         3.5 FINANCIAL STATEMENTS. The Company has delivered to Parent and Citadel the following financial statements of the SBC Companies: (a) the audited consolidated balance sheet as of December 31, 1995 and the related consolidated statements of income and cash flows for the year then ended; (b) the audited consolidated balance sheet as of December 31, 1996 and the related consolidated statements of income and cash flows for the year then ended; (c) the unaudited consolidated balance sheet as of April 30, 1997, and the related unaudited consolidated statements of income and cash flows for the four months then ended; and (d) the monthly unaudited balance sheets and income statements for each month in 1996 and the first four months of 1997. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (i) is accurate and complete in all material respects, (ii) is consistent in all material respects with the books and records of the SBC Companies (which, in turn, are accurate and complete in all material respects), and (iii) fairly presents in all material respects the financial condition and results of operations of the SBC Companies in accordance with GAAP (subject in the case of unaudited financial statements to the lack of footnote disclosure and changes resulting from normal year-end audit adjustments), consistently applied, as of the dates and for the periods set forth therein.

         3.6 ABSENCE OF CERTAIN CHANGES. Between December 31, 1996 and the date of this Agreement, there has not been any of the following with respect to any of the SBC Companies or the Station: (a) material adverse change in condition, financial or otherwise, or in the results of operations, assets, liabilities or business; (b) damage or destruction, whether or not insured, affecting business operations; (c) labor dispute or threatened labor dispute involving any employees; (d) actual or threatened dispute with any material provider of software, hardware or services; (e) material change in the customary methods of operations; (f) except in the ordinary course of business or to the extent not material to the Business or financial condition of the Station, sale or transfer of any tangible or intangible asset used or useful in the operation of the Station, mortgage, pledge or imposition of any Lien on any such asset, lease of real property, machinery, equipment or buildings with respect to the Station entered into or modification, amendment or cancellation of any of its existing leases relating to the Station, or cancellation of any debt or claim; or (g) liability or obligation (contingent or otherwise) incurred under agreements or otherwise, except current liabilities entered into or incurred in the ordinary course of business consistent with past practices.

         3.7 TAXES. Each of the SBC Companies has filed or caused to be filed on a timely basis all federal, state, local and other tax returns, reports and declarations required to be filed by it with respect to the Station and has paid all Taxes (including, but not limited to, income, franchise, sales, use, unemployment, withholding, social security and workers' compensation taxes and estimated income and franchise tax payments, penalties and fines) reflected as due on such returns, reports or declarations (whether or not shown on such returns, reports or declarations), or pursuant to any assessment received by it in connection with such returns, reports or declarations. All returns, reports and declarations filed by or on behalf of each of the SBC Companies are true, complete and correct. No deficiency in payment of any Taxes for any period has been asserted against any of the SBC Companies by any taxing authority which remains unsettled at the date hereof, no written inquiries have been received by any of the SBC Companies any taxing authority with respect to possible claims for taxes or assessments, and there is no basis for any additional claims or assessments for Taxes. Since December 31, 1996, none of the SBC Companies has incurred any liability for Taxes which materially affect the operation of the Station other than in the ordinary course of business.


         3.8 COMPANY ASSET SCHEDULE. The COMPANY ASSET SCHEDULE includes complete and accurate (a) listings of all Real Property; (b) listings of all Personal Property; (c) descriptions of all Contracts, none of which requires any consent of third parties in connection with the transactions contemplated hereby, except otherwise as indicated in COMPANY'S DISCLOSURE SCHEDULE; (d) descriptions of all of the Intellectual Property; and (e) listings of all of the FCC Licenses, all of the foregoing of which will, as of the Closing, be owned and held by the SBC Companies as reflected in the COMPANY ASSET SCHEDULE.

         3.9      TITLE TO AND CONDITION OF PROPERTY.

                  (a) TITLE. The SBC Companies will as of the Closing have good, marketable and exclusive title to and undisputed possession of all of the Assets. Except as set forth on COMPANY'S DISCLOSURE SCHEDULE, the Assets are now free and clear of all Liens. The Assets will, as of the Closing, be free and clear of all Liens.

                  (b) CONDITION. The Personal Property is structurally sound, in reasonably good condition, ordinary wear and tear excepted, adequate and suitable for the operation of the Station as it is currently being operated, and in proper condition and repair so that the Station can operate according to the FCC Licenses, the rules, regulations and policies of the FCC and in all other respects in compliance with the Act and all other applicable federal and state laws.

                  (c) INSURANCE. The Assets are and will be insured through the Closing Date in amounts adequate to replace or repair any casualty or other insurable loss to any of such property.

                  (d) SUFFICIENCY OF ASSETS. The Assets include all of the assets (other than the Excluded Assets), which are sufficient in nature, condition and quantity, necessary to permit the SBC Companies to operate the Station immediately upon the Closing in the ordinary course of business and consistent with the past practices of the SBC Companies. The SBC Companies have not, since December 31, 1996, removed any material item of Personal Property from the Station other than (i) removals in the ordinary course of business which were not done in contemplation of the transactions contemplated by this Agreement and (ii) as contemplated by Section 10.2(c).

         (e)      REAL PROPERTY; REAL PROPERTY LEASES.

                  (i) The COMPANY ASSET SCHEDULE contains accurate descriptions of the Real Property, and contains accurate descriptions of the Real Property Leases and the location of the real estate leased thereunder and the type of facility located thereon. The SBC Companies will as of the Closing have a valid leasehold interest in each of the leaseholds created pursuant to the Real Property Leases.

                  (ii) None of the Real Property or Real Property Leases is subject to any covenant or restriction preventing or limiting in any material respect the consummation of the transactions contemplated by this Agreement, except for any consent listed on COMPANY'S DISCLOSURE SCHEDULE required of the landlords under the Real Property Leases. The SBC Companies' right, title and interest in and to the Real Property will at the Closing be held by the SBC Companies, free and clear of all Liens, except those set forth in COMPANY'S DISCLOSURE SCHEDULE. The SBC Companies' right, title and interest in and to the leaseholds created pursuant to the Real Property Leases will at the Closing be held by the SBC Companies free and clear of all Liens, except those set forth in COMPANY'S DISCLOSURE SCHEDULE.

                  (iii) The use for which the Real Property and the leaseholds existing under the Real Property Leases are zoned permits the use thereof for the business of the Station consistent with past practices. The use and occupancy of the Real Property and the leaseholds created pursuant to the Real Property Leases by the SBC Companies are in compliance in all material respects with all regulations, codes, ordinances and statutes applicable to the SBC Companies and none of the SBC Companies has received any notice asserting any material violation of sanitation laws and regulations, occupational safety and health regulations or electrical codes.

                  (iv) There are no facts relating to any of the SBC Companies, and to the best of the knowledge of the Company, no facts relating to any other party, that would prevent the Real Property and the leaseholds existing under the Real Property Leases from being occupied and used by Citadel and/or any assignee of Citadel after the Closing Date in the same manner as immediately prior to the Closing.

                  (v) There is not under any Real Property Lease any material default by any of the SBC Companies, or to the best of the knowledge of the Company, by any other party, or any condition that with notice or the passage of time or both would constitute such a default, and none of the SBC Companies has received, and to the best of the knowledge of the Company, no other party has received, any notice asserting the existence of any such default or condition.

                  (vi) Each Real Property Lease is valid and binding and in full force and effect as to the SBC Company party to such lease, and to the best of the knowledge of the Company, as to each other party thereto, and except as disclosed on the COMPANY ASSET SCHEDULE, has not been amended or otherwise modified.

                  (vii) The Real Property and the leaseholds existing under the Real Property Leases constitute all of the real property in which any of the SBC Companies has a fee simple interest, leasehold interest or other interest or right (whether as lessor or lessee) and which is or will prior to the Closing be used in the operation of the Station.

                  3.10 CONTRACTUAL AND OTHER OBLIGATIONS. Set forth in the COMPANY ASSET SCHEDULE is a description of all (a) Real Property Leases and (b) Contracts. None of the SBC Companies, nor, to the best of the knowledge of the Company, any other Person, is in material default in the performance of any covenant or condition under any Contract, and no claim of such a default has been made and no event has occurred which with the giving of notice or the lapse of time would constitute such a default under any covenant or condition under any Contract. None of the SBC Companies is a party to any Contract which would terminate or be materially adversely affected by the consummation of the transactions contemplated by this Agreement. Originals or true, correct and complete copies of all Contracts have been provided to Parent and Citadel as of the date of this Agreement.

         3.11 COMPENSATION. Set forth in COMPANY'S DISCLOSURE SCHEDULE is a list of (a) all agreements between the SBC Companies and their respective employees or other Persons providing services for compensation with regard to the Station, whether individually or collectively, and (b) all employees of the SBC Companies or other Persons providing services for the SBC Companies with respect to the Station entitled to receive annual compensation in excess of $5,000 and their respective positions, job categories and salaries. The transactions contemplated by this Agreement will not result in any liability for severance pay to any such employee or other Person. None of the SBC Companies has informed any such employee or other Person that such Person will receive any increase in compensation or benefits or any ownership interest in any of the SBC Companies, Parent, Citadel, the Business or Citadel's business. Except as disclosed in COMPANY'S DISCLOSURE SCHEDULE, all current employees of the SBC Companies are "at will" employees and may be terminated by the SBC Companies at any time, without liability or obligation except the payment of normal compensation accrued up to the time of termination of employment.

         3.12     EMPLOYEE BENEFIT PLANS.

                  (a) None of the SBC Companies maintains or sponsors, or is required to make contributions to, any pension, profit-sharing, savings, bonus, incentive or deferred compensation, severance pay, medical, life insurance, welfare or other employee benefit plan which affects the employees working at the Station, except as set forth in COMPANY'S DISCLOSURE SCHEDULE. COMPANY'S DISCLOSURE SCHEDULE fully discloses all of the plans, funds, policies, programs, arrangements or understandings sponsored or maintained by any of the SBC

Companies pursuant to which any employee of the Station (or any dependent or beneficiary of any such employee) might be or become entitled to (1) retirement benefits; (2) severance or separation from service benefits; (3) incentive, performance, stock, share appreciation or bonus awards; (4) health care benefits; (5) disability income or wage continuation benefits; (6) supplemental unemployment benefits; (7) life insurance, death or survivor's benefits; (8) accrued sick pay or vacation pay; (9) any type of benefit offered under any arrangement subject to characterization as an "employee welfare benefit plan" within the meaning of section 3(3) of ERISA; or (10) benefits of any other type offered through any arrangement that could be characterized as providing for additional compensation or fringe benefits. As to any such plan, fund, policy, program, arrangement or understanding, all of the following are true with respect to the Station: (A) all amounts due as contributions, insurance premiums and benefits to the date hereof have been fully paid by the SBC Companies; (B) all applicable material requirements of law have been observed with respect to the operation thereof, and all applicable reporting and disclosure requirements have been timely satisfied; and (C) no claim or demand has been made by any employee (or beneficiary or dependent of any employee) for benefits (other than routine claims for benefits), or by any taxing authority for taxes or penalties which has not been satisfied in full or which may be or become subject to litigation or arbitration.

                  (b) The SBC Companies have no obligation to provide health or other welfare benefits to any of their former, retired or terminated employees, except as specifically required under Section 4980B of the Code. The SBC Companies have substantially complied with any applicable notice and continuation requirements of Section 4980B of the Code and the regulations thereunder.

         3.13 LABOR RELATIONS. There have been no material violations of any federal, state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions, or the terms and conditions of employment, wages (including overtime compensation) and hours of, any of the SBC Companies. The Station is not engaged in any unfair labor practice or other unlawful employment practice and there are no charges of unfair labor practices or other employee-related complaints pending or threatened against the Station before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other Governmental Authority. There is no strike, picketing, slowdown or work stoppage or organizational attempt pending, threatened against or involving the Station. No issue with respect to union representation is pending or threatened with respect to the employees of the Station.

         3.14 INCREASES IN COMPENSATION OR BENEFITS. Subsequent to December 31, 1996, there have been no increases in the compensation payable or to become payable to any of the employees of the SBC Companies, nor has any of the SBC Companies paid or provided for any awards, bonuses, stock options, loans, profit-sharing, pension, retirement or welfare plans or similar or other payments or arrangements for or on behalf of such employees in each case other than (a) pursuant to currently existing plans or arrangements set forth in COMPANY'S

DISCLOSURE SCHEDULE or (b) as was required from time to time by governmental legislation affecting wages. The vacation policies of the SBC Companies are set forth in COMPANY'S DISCLOSURE SCHEDULE. No employee of any of the SBC Companies is entitled to vacation time in excess of two weeks (three weeks in the case of employees with 10 or more years of service) during the current vacation year (fiscal May 1 through April 30) and no such employee has any accrued vacation time with respect to any period prior to the current calendar year, except as set forth in COMPANY'S DISCLOSURE SCHEDULE.

         3.15 INSURANCE. The SBC Companies maintain insurance policies covering all of their respective properties and assets and the various occurrences which may arise in connection with the operation of the Station, each of which policies is summarized in COMPANY'S DISCLOSURE SCHEDULE. Such policies maintained by the SBC Companies are in full force and effect and all installments of premiums due thereon have been paid in full. There are no notices of any pending or threatened termination or premium increases with respect to any of such policies maintained by any of the SBC Companies. There has been no casualty loss or occurrence to any of the SBC Companies which may give rise to any claim of any kind not covered by insurance, and the Company is not aware of any casualty occurrence to the Station which may give rise to any claim of any kind not covered by insurance. No third party has filed any claim against any of the SBC Companies for personal injury or property damage of a kind for which liability insurance is generally available which is not fully insured, subject only to the standard deductible. None of the SBC Companies' insurance policies will terminate or be adversely affected by the consummation of the transactions contemplated by this Agreement.

         3.16 LITIGATION; DISPUTES. Except as set forth in COMPANY'S DISCLOSURE SCHEDULE, there are no claims, disputes, actions, suits, investigations or proceedings pending or threatened against or affecting any of the SBC Companies or the Station and, to the best of the knowledge of the Company, there is no basis for any such claim, dispute, action, suit, investigation or proceeding. The Company has no knowledge of any default under any such action, suit or proceeding. None of the SBC Companies is in default in respect of any judgment, order, writ, injunction or decree of any Governmental Authority with respect to the SBC Companies or the operation of the Station.

         3.17 TRADE RECEIVABLES AND ACCOUNTS RECEIVABLE. All Trade Receivables and Accounts Receivable are reflected properly on the books and records of the SBC Companies, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts provided for in the financial statements of the SBC Companies.

         3.18 TRADE LIABILITIES. The Trade Liabilities do not, and as of the Closing Date will not, exceed the Trade Receivables.

         3.19     ENVIRONMENTAL.

                  (a) Prior to the execution of this Agreement, the Company has provided to Parent and Citadel a true and correct copy of all environmental site assessments, studies, reports and communications relating to the Real Property.

                  (b) Except as disclosed on COMPANY'S DISCLOSURE SCHEDULE, to the best of the knowledge of the Company, (i) there are no conditions, facilities, procedures or any other facts or circumstances that constitute Environmental Noncompliance on the Real Property or any of the leaseholds existing under the Real Property Leases and (ii) there is not constructed, placed, deposited, stored, disposed of, nor located on any of the Real Property or any of the leaseholds existing under the Real Property Leases, any asbestos in any form that has released or, unless disturbed, threatens to release airborne asbestos fibers in excess of applicable local, state and federal standards.

                  (c) Except as disclosed on COMPANY'S DISCLOSURE SCHEDULE, to the best of the Company's knowledge, no structure, improvements, equipment, fixtures, activities or facilities located on the Real Property or any of the leaseholds existing under the Real Property Leases uses Hazardous Materials except those used in the ordinary course of the Business and in compliance with applicable Environmental Laws.

                  (d) Except as specifically described on COMPANY'S DISCLOSURE SCHEDULE, there have been no releases or threatened releases of Hazardous Materials into the environment, or which otherwise contribute to Environmental Conditions arising in whole or in part from the activities of any of the SBC Companies, or to the best of the knowledge of the Company arising from any other activities, except to the extent that such releases or threatened releases do not constitute a condition of Environmental Noncompliance relating to the Real Property or any of the leaseholds existing under the Real Property Leases.

                  (e) Except as disclosed on COMPANY'S DISCLOSURE SCHEDULE, there are no underground storage tanks, or underground piping associated with tanks, used for the management of Hazardous Materials, and no abandoned underground storage tanks at the Real Property or any of the leaseholds existing under the Real Property Leases.

                  (f) None of the SBC Companies is subject to any Environmental Claims, and no Environmental Claims have been threatened against any of the SBC Companies nor, to the best of the knowledge of the Company, is there any basis for any such Environmental Claims.

         3.20     PERMITS, COMPLIANCE WITH APPLICABLE LAW.

                  (a) GENERAL. None of the SBC Companies is in default under any statutes, ordinances, regulations, orders, judgments and decrees of any Governmental Authority applicable to it or to the Business or the Assets as to which a default or failure to comply might result in any material adverse change in the condition, financial or otherwise, of the

Assets or the Business. The Company has no knowledge of any basis for assertion of any violation of the foregoing or for any claim for compensation or damages or otherwise arising out of any violation of the foregoing. None of the SBC Companies has received any notification of any asserted present or past failure to comply with any of the foregoing which has not been satisfactorily responded to in the time period required thereunder.

                  (b) PERMITS. Set forth in COMPANY'S DISCLOSURE SCHEDULE is a complete and accurate list of all of the Permits held by any of the SBC Companies and applicable to the Station. The Station is operating in accordance with the Act and its FCC Licenses and in compliance with the Act and the rules, regulations and policies of the FCC. The Permits set forth in COMPANY'S DISCLOSURE SCHEDULE are all of the Permits required for the conduct of the Business conducted by the Station. All of the Permits held by the SBC Companies are in full force and effect, and none of the SBC Companies has engaged in any activity which would cause or permit revocation or suspension of any such Permit, and to the best of the knowledge of the Company, no action or proceeding looking to or contemplating the revocation or suspension of any such Permit is pending or threatened. There are no existing defaults or events of default or events or state of facts which with notice or lapse of time or both would constitute a default by any of the SBC Companies or any other Person under any such Permit. Except for (1) the FCC Approval and (2) as set forth in COMPANY'S DISCLOSURE SCHEDULE, the consummation of the transactions contemplated hereby will in no way affect the continuation, validity or effectiveness of the Permits held by any of the SBC Companies or require the consent of any Person. Except as set forth in COMPANY'S DISCLOSURE SCHEDULE, none of the SBC Companies is required to be licensed by, and is not subject to the regulation of, any Governmental Authority by reason of the Business.

         3.21 INTELLECTUAL PROPERTY. The use of the Intellectual Property in connection with the operation of the Station in a manner consistent with past practices by the SBC Companies does not infringe upon the proprietary rights of any other Person. Citadel will, upon consummation of the transactions contemplated by this Agreement, possess adequate rights, licenses and other authority to use the Intellectual Property used by the Station in the operation of the Station following the Closing in the manner now operated, without infringement or unlawful or improper use of any of the Intellectual Property. No director, officer or employee of any of the SBC Companies has any interest in any of the Intellectual Property, all of which will, as of the Closing, be free and clear of all Liens. The Company has no knowledge of any infringement by any Person upon the rights of any of the SBC Companies with respect to the Intellectual Property. None of the SBC Companies has granted any outstanding licenses or other rights to any of the call letters, copyrights, trademarks, trade names or other similar rights with regard to any of the Intellectual Property.

         3.22 BOOKS AND RECORDS. The books of account of the SBC Companies fairly and accurately reflect their respective income, expenses, assets and liabilities and have been maintained in accordance with good business practices. All of such books and records will be located on the date of the Closing on the business premises of the Station.

         3.23 ACTS TO BE PERFORMED. The Company shall perform each of the covenants, acts and undertakings of the Company to be performed on or before the Closing Date pursuant to the terms of this Agreement.

         3.24 RELATED PARTY OBLIGATIONS. Except as set forth on COMPANY'S DISCLOSURE SCHEDULE, no officer, director, shareholder or Affiliate of any of the SBC Companies, or any individual related by blood or marriage to any such Person, or any entity in which any such Person or individual owns any beneficial interest is a party to any agreement, contract, commitment, promissory note, loan, any other actual or proposed transaction with any of the SBC Companies or has any material interest in any material property used by any of the SBC Companies which is material to the operation of the Station.

         3.25 DISCLOSURE. To the best of the Company's knowledge, no representation or warranty made under this Section 3 and none of the information furnished by the Company or the Stockholders set forth in this Agreement or in the schedules or exhibits to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in this Agreement or in the schedules or exhibits to this Agreement not misleading.

                                   SECTION 4

              REPRESENTATIONS AND WARRANTIES OF PARENT AND CITADEL

         In connection with the Merger and in order to induce the Company and the Stockholders to enter into and consummate the transactions contemplated by this Agreement, Parent and Citadel jointly and severally make the following representations and warranties to the Company and the Stockholders, as of the date of this Agreement and as of the date of the Closing (except for representations and warranties expressly and specifically relating to a time or times other than the date hereof or thereof, which shall be made as of the specified time or times):

         4.1 ORGANIZATION AND QUALIFICATION; AUTHORITY. Parent and Citadel are corporations duly organized, validly existing and in good standing under the laws of the State of Nevada and have full power and authority to own their assets and properties and to conduct their respective businesses. Parent and Citadel have full power, authority and legal right and all necessary approvals, permits, licenses and authorizations to own their respective properties and to conduct their respective businesses. Subject to the approval by the respective boards of directors of Parent and Citadel of the transactions contemplated hereby, (a) the execution and delivery of this Agreement by Parent and Citadel, the performance by Parent and Citadel of their covenants and agreements hereunder and the consummation by Parent and Citadel of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and Citadel; and (b) this Agreement constitutes the valid and legally binding agreement of Parent and Citadel, enforceable against each of them in accordance with its terms.

    4.2  CAPITALIZATION.

         (a) CURRENT EQUITY SECURITIES OF PARENT. The authorized and outstanding Equity Securities of Parent are as set forth in Section 8.c. of the Securities Purchase and Exchange Agreement. CITADEL'S DISCLOSURE SCHEDULE lists the names of the beneficial holders of all the outstanding shares of capital stock of Parent. Such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. None of Parent or Citadel is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Equity Securities, except as expressly provided in the Stockholders Agreement.

         (b) ISSUANCE OF SERIES G PREFERRED STOCK. The issuance of the Series G Preferred Stock has been duly authorized by all necessary action on the part of Parent. The Series G Preferred Stock, when issued to the Stockholders on the Effective Date, will be validly issued, fully paid and non-assessable, and will have the rights, preferences and privileges specified in the Amended and Restated Certificate of Incorporation. No Series G Preferred Stock shall be issued to any Person other than in connection with the consummation of the transactions contemplated hereby and the transactions contemplated by the Snider Corporation Agreement. The Series G Preferred Stock, when issued, will be free and clear of all Liens and restrictions, other than Liens that might have been created or suffered solely by the holders thereof, and restrictions on transfer imposed by the Securities Act or applicable state securities laws.

         4.3 NO LEGAL BAR; CONFLICTS. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates or will violate any provision of the Certificate of Incorporation or Bylaws of Parent or Citadel, or any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any Governmental Authority, or violates or will violate, or conflicts with or will conflict with, or will result in any breach of any of the terms of, or constitutes or will constitute a default under or results in or will result in the termination of or the creation or imposition of any Lien pursuant to the terms of, any contract, commitment, agreement, understanding or arrangement of any kind to which Parent or Citadel is a party or by which Parent, Citadel or any of their assets is bound. Except for the FCC Approval and the consents disclosed in CITADEL'S DISCLOSURE SCHEDULE, no consents, approvals or authorizations of, or filings with, any Governmental Authority or any other Person are required on the part of Parent or Citadel in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         4.4 FINANCIAL STATEMENTS. Parent and Citadel have delivered to the Company and the Stockholders the following financial statements of Parent: (a) the audited consolidated balance sheet as of December 31, 1995 and the related consolidated statements of income and cash flows for the year then ended; (b) the audited consolidated balance sheet as of December 31, 1996 and the related consolidated statements of income and cash flows for the year then ended; and
(c) the unaudited consolidated balance sheet as of March 31, 1997, and the related unaudited consolidated statements of income and cash flows for the three months then ended. Each of the foregoing financial statements (including in all cases the notes thereto, if any) (i) is accurate and complete in all material respects, (ii) is consistent in all material respects with the books and records of Parent and Citadel (which, in turn, are accurate and complete in all material respects), and (iii) fairly presents in all material respects the financial condition and results of operations of Parent and Citadel in accordance with GAAP (subject in the case of unaudited financial statements to the lack of footnote disclosure and changes resulting from norman year-end audit adjustments), consistently applied, as of the dates and for the periods set forth therein.

         4.5 ABSENCE OF CERTAIN CHANGES. Between December 31, 1996 and the date of this Agreement, there has not been any (a) material adverse change in the condition of Citadel or Parent, financial or otherwise, or in the results of operations, assets, liabilities or business of Citadel or Parent; (b) damage or destruction, whether or not insured, affecting the business operations of Citadel or Parent in any material respect; (c) labor dispute or threatened labor dispute involving any of the employees of Citadel or Parent; (d) actual or threatened dispute pertaining to Citadel or Parent with any material provider of software, hardware or services; (e) material change in the customary methods of operations of Citadel or Parent; (f) except in the ordinary course of business or to the extent not material to the business or financial condition of Citadel or Parent, sale or transfer of any tangible or intangible asset used or useful in the operation of radio stations owned and/or operated by Citadel (the "CITADEL STATIONS"), mortgage, pledge or imposition of any Lien on any such asset, lease of real property, machinery, equipment or buildings with respect to Citadel or Parent, or modification, amendment or cancellation of any of its existing leases relating to Citadel or Parent, or cancellation of any debt or claim; or (g) material liability or obligation (contingent or otherwise) incurred under agreements or otherwise, except current liabilities entered into or incurred in the ordinary course of business consistent with past practices and except as disclosed in CITADEL'S DISCLOSURE SCHEDULE.

         4.6 TAXES. Citadel and Parent have filed or caused to be filed on a timely basis all federal, state, local and other tax returns, reports and declarations required to be filed by them with respect to each Citadel Station and has paid all Taxes (including, but not limited to, income, franchise, sales, use, unemployment, withholding, social security and workers' compensation taxes and estimated income and franchise tax payments, penalties and fines) reflected as due on such returns, reports or declarations (whether or not shown on such returns, reports or declarations), or pursuant to any assessment received by them in connection with such returns, reports or declarations. All returns, reports and declarations filed by or on behalf of Citadel or Parent are true, complete and correct in all material respects. No deficiency in payment of any Taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof, no written inquiries have been received by Citadel or Parent from any taxing authority with respect to possible claims for taxes or assessments, and there is no basis for any additional claims or assessments for Taxes. Since December 31, 1996, neither Citadel nor Parent has incurred any liability for Taxes which materially affect the operation of Citadel or Parent other than in the ordinary course of business.

         4.7 CONTRACTUAL AND OTHER OBLIGATIONS WITH RESPECT TO PARENT STOCK. Set forth in CITADEL'S DISCLOSURE SCHEDULE is a description of all contracts, agreements, arrangements and other documents by and among Parent and its shareholders or any lender or other third party which includes, warrants, options, conversion rights or other obligations of Parent with respect to its authorized stock.

         4.8 PERMITS. Citadel and Parent have all the permits, licenses, approvals, franchises, notices and authorizations issued by any Governmental Authorities (collectively, the "CITADEL PERMITS") necessary to conduct the operation of Citadel's business as currently conducted. Each Citadel Station is operating in accordance with the Act and its FCC licenses and is in compliance with the Act and the rules, regulations and policies of the FCC. The Citadel Permits are in full force and effect, and Citadel and Parent have not engaged in any activity which would cause or permit revocation or suspension of any such Citadel Permit, and no action or proceeding looking to or contemplating the revocation or suspension of any such Citadel Permit is pending or threatened. There are no existing defaults or events of default or events or state of facts which with notice or lapse of time or both would constitute a default by Citadel or Parent under any such Citadel Permit. There is no default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any such Citadel Permit.

         4.9 ACTS TO BE PERFORMED. Parent and Citadel shall perform each of the covenants, acts and undertakings of Parent and Citadel to be performed on or before the Closing Date pursuant to the terms of this Agreement.

         4.10 LITIGATION. There is no litigation, proceeding or investigation pending or, to the best knowledge of Parent and Citadel, threatened against or affecting Parent or Citadel that is reasonably likely to prevent or hinder the consummation of the transactions contemplated by this Agreement.

         4.11 DISCLOSURE. To the best knowledge of Parent and Citadel, no representation or warranty made under this Section 4 and none of the information furnished by Parent or Citadel set forth in this Agreement or in the schedules or exhibits to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements in this Agreement or in the schedules or exhibits to this Agreement not misleading.

                                   SECTION 5

                      AFFIRMATIVE COVENANTS OF THE COMPANY

   The Company covenants and agrees with Parent and Citadel to:

         5.1 COMPLIANCE WITH LAW. Comply with all applicable laws and regulations required for the valid and effective consummation of the transactions contemplated hereby.

         5.2 PAYMENT OF OBLIGATIONS. Fully discharge all Obligations of the Company on a timely basis so that the Obligations of the Company existing as of the Closing Date shall consist solely of Accounts Payable, Trade Liabilities and the Debt Payoff Amount.

         5.3 ACCESS. Afford Parent and Citadel and their authorized representatives, upon reasonable notice, reasonable access during normal business hours to the Station and the Station's employees, and permit Parent and Citadel and their authorized representatives to examine all operations, equipment, properties and other assets, logs, books, relevant records, contracts and documents pertinent to the Station; provided, however, that in each instance mutually satisfactory arrangements shall be made in advance in order to avoid interruption and to minimize interference with the normal business and operations of the Station.

         5.4 PRESERVATION OF ORGANIZATION. Exercise all reasonable efforts to preserve the business organization of the Station intact, and to preserve the present relationships of the Station with employees, suppliers, advertisers and customers and others having business relationships with the Station; provided, however, that nothing contained in this Agreement shall require the Company to expend money in fulfillment of its obligations set forth in this Section 5.4 other than those expenditures that the SBC Companies would have made in the ordinary course of the business of the Station and consistent with past practices.

         5.5 BOOKS AND RECORDS. Maintain the books and records of the SBC Companies in accordance with good business practices, on a basis consistent with past practices, and promptly make available to Parent and Citadel the books, records, tax returns, leases, contracts and other documents or agreements material to the Station as Parent, Citadel or their respective counsel, accountants or other authorized representatives may from time to time reasonably request.

         5.6 EMPLOYEES. Pay as and when the same shall become due and payable any amounts owed by any of the SBC Companies to its employees who have performed services up to the time of Closing, whether fixed or accrued, for wages, vacation pay, sick pay, severance pay, employee benefits, damages and otherwise.

         5.7 COMPLIANCE WITH FCC MATTERS. Comply with the FCC Licenses applicable to the Station and with the provisions of the Act, the rules, regulations and policies of the FCC, and with all other laws, ordinances, regulations, rules and orders of any Governmental Authority applicable to any of the SBC Companies or to the Station.

         5.8 TAXES. File all federal, state and municipal tax returns, reports and declarations required to be filed by the SBC Companies prior to the Closing, and satisfy all Taxes related thereto which are due on or before the Closing Date.

         5.9 COMPANY SUPPLEMENTAL FINANCIAL STATEMENTS. Provide Parent and Citadel with copies of the monthly unaudited income statements and balance sheets applicable to the Station prepared by the Company from the date hereof until Closing in the ordinary course of business (collectively, the "COMPANY SUPPLEMENTAL FINANCIAL STATEMENTS"). The Company shall provide such Company Supplemental Financial Statements to Parent and Citadel promptly upon such Company Supplemental Financial Statements becoming available to it. The Company Supplemental Financial Statements shall be subject to the representations and warranties as set forth in Section 3.5.

         5.10 FURTHER INFORMATION. Furnish to Parent and Citadel prior to the Closing such financial (including tax), legal and other information with respect to the SBC Companies and the Station as Parent, Citadel or their representatives may from time to time reasonably request.

         5.11 NOTICE. Promptly notify Parent and Citadel in writing upon the occurrence or the nonoccurrence of any event which does then, or which upon the passing of time or the giving of notice would, constitute a breach of or default under, or render misleading or untrue in any material respect, any agreement, covenant, representation or warranty made by the Company in this Agreement.

         5.12 CONSENTS. Exercise all reasonable efforts (not involving the payment by the Company of any money to any party to any Contract) to obtain, prior to the Closing, the consent and approval (in a form reasonably approved by Parent) of any third parties whose consent or approval is necessary in connection with the consummation of the transactions contemplated hereby, with respect to the Contracts set forth on COMPANY'S DISCLOSURE SCHEDULE and requiring such consent. If any such consent or approval is not obtained, the Company will use commercially reasonable efforts (not involving the payment of money to any Person) to secure an arrangement satisfactory to Citadel intended to provide for Citadel following the Closing the benefits under each Contract for which such consent or approval is not obtained; provided, however, that Citadel shall have the right to terminate this Agreement as a result of any failure by the Company to obtain any such consent or approval set forth on COMPANY'S DISCLOSURE SCHEDULE, if alternative arrangements are not satisfactory to Citadel. The Company shall also execute a consent, in a form provided by Citadel, allowing Parent and Citadel to assign all of their rights under this Agreement and any related documents to one or more of Parent's and Citadel's lenders upon default by Parent or Citadel under the relevant loan documents.

         Nothing in this Agreement will constitute a transfer or an attempted transfer of any Contract which by its terms or under applicable law or governmental rules or regulations requires the consent or approval of a third party (including, without limitation, a Governmental Authority) unless such consent or approval is obtained.

         5.13 TRADE SCHEDULE. Deliver to Parent and Citadel at the Closing an accurate schedule of Trade Liabilities and Trade Receivables existing as of the Closing. The Company shall exercise reasonable efforts to minimize the amount of additional Trade Liabilities incurred after execution of this Agreement.

         5.14 IMPACT OF LOCAL MARKETING AGREEMENT. From and after the effective date of the Local Marketing Agreement, the covenants of the Company relating to the operation of the Station and the Assets from and after such date shall be conditioned upon Citadel's performance, in all material respects, of its obligations under the Local Marketing Agreement.

                                   SECTION 6

                       NEGATIVE COVENANTS OF THE COMPANY

         From and after the date of this Agreement and until the Closing, the Company shall not take, or cause or permit to be taken, any of the following actions without the prior approval of Parent and Citadel, which may not be unreasonably withheld:

         6.1 SALES, TRANSFERS AND LIENS. Make any sale, transfer, assignment, conveyance, mortgage, hypothecation, encumbrance or other placement of any Lien on any of the Assets, except in the ordinary course of business and which do not materially interfere with the operations of the Station, and which, in the case of a sale, transfer or assignment, is replaced with an asset of equal or greater value, and, in the case of a conveyance, mortgage, hypothecation, encumbrance or other Lien, is released at or prior to the Closing.

         6.2 CONTRACTS. Amend, terminate or renew any of the Contracts (including any renewal or termination resulting from the failure to provide, after the date of this Agreement, timely notice of nonrenewal or termination as required by the terms of any of the Contracts).

         6.3 BREACHES, DEFAULTS. Do any act or omit to do any act, or permit any act or omission to occur, that will cause a breach of any contract, commitment or obligation of it in any respect that would have a material adverse effect on the Assets or the business operations of the Station as presently conducted.

         6.4 OBLIGATIONS. Incur any Obligations (including but not limited to any additional Indebtedness for Borrowed Money) except in the ordinary course of business in a manner consistent with past practices.

         6.5 SALARY INCREASES. Increase any salary, other payments, disbursement or distributions in any manner or form to any employees of the SBC Companies except (a) in the ordinary course of business consistent with past practices or (b) in accordance with the existing terms of contracts entered into prior to the date of this Agreement.

         6.6 NON-SOLICITATION. Directly or indirectly solicit or negotiate with any Person (other than a party hereto) or accept any proposal to acquire any of the SBC Companies or the Station in whole or in part.

                                   SECTION 7

                         COVENANTS OF THE STOCKHOLDERS

         The Stockholders jointly and severally covenant and agree with Parent and Citadel to:

         7.1 COMPLIANCE WITH LAW. Comply with all applicable laws and regulations required for the valid and effective consummation of the transactions contemplated hereby.

         7.2 NOTICE. Promptly notify Parent and Citadel in writing upon the occurrence or the nonoccurrence of any event which does then, or which upon the passing of time or the giving of notice would, constitute a breach of or default under, or render misleading or untrue in any material respect, any agreement, covenant, representation or warranty made by the Stockholders in this Agreement.

         7.3 NON-SOLICITATION. Directly or indirectly solicit or negotiate with any Person (other than a party hereto) or accept any proposal to acquire any of the SBC Companies or the Station in whole or in part. Prior to the Closing, the Stockholders shall not sell, assign, pledge or otherwise transfer any of the Company Common Stock owned by them.

         7.4 COMMERCIALLY REASONABLE EFFORTS. The Stockholders shall use commercially reasonable efforts to cause the Company to satisfy all of its obligations hereunder.

                                   SECTION 8

                        COVENANTS OF PARENT AND CITADEL

         Parent and Citadel jointly and severally covenant and agree with the Company and the Stockholders to:

         8.1 COMPLIANCE WITH LAW. Comply with all applicable laws and regulations required for the valid and effective consummation of the transactions contemplated hereby.

         8.2 NOTICE. Promptly notify the Company and the Stockholders in writing upon the occurrence or the nonoccurrence of any event which does then, or which upon the passing of time or the giving of notice would, constitute a breach of or default under, or render misleading or untrue in any material respect, any agreement, covenant, representation or warranty made by Parent or Citadel in this Agreement.

         8.3 PERFORMANCE OF LOCAL MARKETING AGREEMENT. From and after the effective date of the Local Marketing Agreement, Citadel shall perform and discharge, in all material respects, its obligations in connection with the operation of the Station and the Assets from and after such date in accordance with the terms of the Local Marketing Agreement.

         8.4 BOOKS AND RECORDS. Maintain the books and records of Parent and Citadel in accordance with good business practices, on a basis consistent with past practices, and promptly make available to the Company the books, records, tax returns, leases, contracts and other documents or agreements material to the Citadel Stations as the Company or its counsel, accountants or other authorized representatives may from time to time reasonably request.

         8.5 COMPLIANCE WITH FCC MATTERS. Comply with the FCC licenses applicable to the Citadel Stations and with the provisions of the Act, the rules, regulations and policies of the FCC, and with all other laws, ordinances, regulations, rules and orders of any Governmental Authority applicable to Parent, Citadel or to any Citadel Station.

         8.6 TAXES. File all federal, state and municipal tax returns, reports and declarations required to be filed by Parent and/or Citadel prior to the Closing, and satisfy all Taxes related thereto which are due on or before the Closing Date.

         8.7 CITADEL SUPPLEMENTAL FINANCIAL STATEMENTS. Provide the Company with copies of the monthly unaudited income statements and balance sheets applicable to the Citadel Stations prepared by Parent from the date hereof until Closing in the ordinary course of business (collectively, the "CITADEL SUPPLEMENTAL FINANCIAL STATEMENTS"). Parent and Citadel shall provide such Citadel Supplemental Financial Statements to the Company promptly upon such Citadel Supplemental Financial Statements becoming available to them. The Citadel Supplemental Financial Statements shall be subject to the representations and warranties as set forth in Section 4.4.

         8.8 FURTHER INFORMATION. Furnish to the Company prior to the Closing such financial (including tax), legal and other information with respect to Parent, Citadel and the Citadel Stations as the Company or its representatives may from time to time reasonably request.

                                   SECTION 9

                      ADDITIONAL COVENANTS OF THE PARTIES

         9.1 APPLICATION FOR TRANSFER OF CONTROL. As promptly as practicable after the date of this Agreement, and in no event later than 10 days after the execution of this Agreement, the Company and Citadel shall file an application (the "FCC APPLICATION") with the FCC to approve the transfer of control of the Station from the Company to Citadel (the "FCC APPROVAL"). Citadel shall have primary responsibility for filing the FCC Application. The parties agree that they shall jointly prosecute the FCC Application (and shall cooperate with each other in the timely prosecution thereof), in good faith and with due diligence, and within the time allowed therefor by the rules and regulations of the FCC. The Company and Citadel shall each take all necessary actions on its part to obtain the FCC Approval. Citadel shall advance the filing fee for the FCC Application, and the Stockholders shall reimburse Citadel for one-half of such filing fee at the Closing. All other costs and expenses incurred by each party in connection with the filing and prosecution of the FCC Application shall be paid by the party incurring the cost or expense.

         9.2 LOCAL MARKETING AGREEMENT. Concurrently with the execution of this Agreement, Citadel and the Company shall execute and deliver a Local Marketing Agreement for the Station in the form of EXHIBIT H attached hereto (the "LOCAL MARKETING AGREEMENT").

         9.3 BROKERAGE. Each of the parties hereto represents and warrants to each other that, except for Broker, no Person has provided services as a broker, agent or finder in connection with the transactions contemplated by this Agreement. As between the parties hereto, the Stockholders are fully responsible for the payment of any fee, commission, claim or expense of Broker, and the Stockholders shall indemnify and hold harmless the SBC Companies, Parent and Citadel for any and all fees, commissions, claims or expenses, including attorneys' fees asserted by Broker. Each of the parties hereto shall each indemnify and hold harmless the other parties hereto for any and all claims or expenses, including attorneys' fees, asserted by any Person other than Broker purporting to act on behalf of the respective indemnitor as a broker, agent or finder in connection with the transactions contemplated by this Agreement.

         9.4 RISK OF LOSS. If any loss or damage to any of the Assets occurs prior to the Closing (i) which has a material adverse effect on the Station and
(ii) such loss or damage is not susceptible of repair, replacement or restoration with sufficient, collectible insurance proceeds available for such purposes or by the Stockholders at their sole cost and expense to substantially the same condition as existed before such loss or damage, then the parties shall adjust the Merger Consideration to reflect the diminution in value of the Station attributable to the impairment of such assets.

         9.5 ACTIONS WITH FCC. In the event any investigation, order to show cause, notice of violation, notice of apparent liability or a forfeiture, material complaint, petition to deny or informal objection is instituted or filed against any party hereto (whether in connection with the proceedings to approve the FCC Application or otherwise), such party shall promptly notify the other parties hereto in writing of such occurrence and shall thereafter immediately take all reasonable measures to contest the same in good faith and seek the removal or favorable resolution of such action, order, notice or complaint.

         9.6 COOPERATION. During the seven-year period immediately following the Closing, Citadel shall cooperate with the Stockholders in providing the Stockholders all information reasonably requested and permitting the Stockholders access to all records relating to the period of ownership of the Station prior to the Closing. The cost and expense in providing or permitting access to information hereunder shall be borne by the Stockholders. The

Stockholders, as a condition to being provided with access to information hereunder, shall, at the request of Citadel, execute a confidentiality agreement in form and substance acceptable to Citadel in its reasonable discretion. Notwithstanding the foregoing, Citadel may discard any such records during such seven-year period if (i) Citadel notifies the Stockholders of Citadel's intent to discard such records and (ii) the Stockholders do not, within 10 days after receipt of such notice, retrieve such records from Citadel's premises.

         9.7 CORNERSTONE MERGER. If requested by Citadel, the Company shall, at or prior to Closing, merge Cornerstone with and into the Company, with the Company surviving such merger (the "CORNERSTONE MERGER"). The Cornerstone Merger shall be effected (if requested by Citadel) in accordance with all applicable laws and regulations and pursuant to documents in form and substance satisfactory to Citadel in its reasonable discretion.

                                   SECTION 10

                                  THE CLOSING

         10.1 CLOSING DATE. The Closing shall occur on a date mutually selected by the Company and Citadel which is within 10 business days following the date on which the FCC Approval has become a Final Order. The Closing shall begin at 10:00 a.m., local time, on the date of the Closing (the "CLOSING DATE") at the offices of Friday, Eldredge & Clark, 2000 First Commercial Building, 400 West Capitol Avenue, Little Rock, Arkansas 72201, counsel for the Company and the Stockholders, or at such other time and place as the parties may agree in writing.

         10.2 ACTIONS TO BE TAKEN IMMEDIATELY PRIOR TO THE CLOSING. The following actions shall be taken immediately prior to the Closing, and as a condition precedent thereto:

              (a) AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. Parent shall cause the Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Nevada.

              (b) TERMINATION OF THE COMPANY SHAREHOLDERS AGREEMENT. The parties to the Company Shareholders Agreement shall cause it to be terminated.

              (c) DIVIDEND OF EXCLUDED ASSETS. The Company shall distribute to the Stockholders as a dividend the Excluded Assets, if any.

         10.3 ACTIONS TO BE TAKEN AT THE CLOSING. The following actions shall be taken at the Closing:

              (a) ARTICLES AND PLAN OF MERGER. The Articles of Merger, and if required under applicable law, the Plan of Merger, shall be filed with the appropriate authorities in the States of Nevada and Arkansas.

              (b) DELIVERY OF MERGER CONSIDERATION. Citadel shall deliver the Series G Preferred Stock and cash portion of the Merger Consideration to the holders of the Company Common Stock in accordance with Section 2.4.

              (c) DELIVERY OF DOCUMENTS. Each of the parties shall deliver to the other parties all agreements, certificates and other documents required to be delivered by it pursuant to the terms of this Agreement or as a condition precedent to the other parties' obligations under this Agreement, including but not limited to the following:

                  (i) The parties shall deliver to each other fully executed originals of the Amendment to Securities Purchase Agreement, the Amendment to Registration Rights Agreement, the Amendment to Stockholders Agreement and the Amendment to Voting Agreement.

                  (ii) Citadel and each of the Stockholders shall execute and deliver an Agreement Not to Compete.

              (d) REPAYMENT OF DEBT PAYOFF AMOUNT. Immediately after receipt of the Merger Consideration, the Stockholders shall take all action necessary to extinguish the Indebtedness for Borrowed Money represented by the Debt Payoff Amount.

                                   SECTION 11

                        CONDITIONS TO THE COMPANY'S AND
                     THE STOCKHOLDERS' OBLIGATION TO CLOSE

         The obligation of the Company and the Stockholders to consummate the transactions contemplated by this Agreement at the Closing is subject to the following conditions precedent, any or all of which may be waived by the Company and the Stockholders in their sole discretion (other than those set forth in Section 11.7):

         11.1 OPINION OF PARENT'S AND CITADEL'S COUNSEL. The Company and the Stockholders shall have received an opinion of counsel for Parent and Citadel, dated the date of the Closing, in form and substance satisfactory to the Company and the Stockholders, to the effect that:

              (a) Parent and Citadel are corporations duly organized, validly existing and in good standing under the laws of the State of Nevada.

              (b) Citadel is duly qualified and in good standing in the State of Arkansas.

              (c) Parent and Citadel have full corporate power and authority to own their assets and properties and to conduct their business and have all necessary approvals, permits, licenses and authorizations to own their properties and to conduct their business in the manner and in the locations presently owned and conducted.

              (d) This Agreement, together with all other documents and instruments required to be executed or delivered by Parent or Citadel in connection with the transactions contemplated hereby, each has been duly authorized, executed and delivered by Parent and Citadel and constitutes a valid and legally binding obligation of Parent and Citadel, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

              (e) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates or will violate any provision of the Certificate of Incorporation or Bylaws of Parent or Citadel or, to the knowledge of such counsel, any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any Governmental Authority, or, to the knowledge of such counsel after due investigation, violates or will violate, or conflicts with or will conflict with or will result in any breach of any of the terms of, or constitutes or will constitute a default under, or results or will result in the termination of or the creation or imposition of any Lien pursuant to, the terms of any contract, commitment, agreement, understanding or arrangement of any kind to which Parent or Citadel is a party or by which Parent or Citadel or any of their assets is bound and which is known to such counsel, all as set forth on CITADEL'S DISCLOSURE SCHEDULE.


              (f) The authorized and outstanding Equity Securities of Parent are as set forth in Section 8.c. of the Securities Purchase and Exchange Agreement. CITADEL'S DISCLOSURE SCHEDULE lists the names of the beneficial holders of all the outstanding shares of Parent. Such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. To the knowledge of such counsel, neither Parent nor Citadel is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of Parent's Equity Securities, except as expressly provided in the Stockholders Agreement. The issuance of the Series G Preferred Stock has been duly authorized by all necessary action on the part of Parent. The Series G Preferred Stock, when issued to the holders of the Company Common Stock on the Effective Date, will be validly issued, fully paid and non-assessable, and will have the rights, preferences, and privileges specified in the Amended and Restated Certificate of Incorporation. The Series G Preferred Stock, when issued, will be free and clear of all Liens and restrictions, other than Liens that might have been created or suffered solely by the holders thereof, and restrictions on transfer imposed by the Securities Act or applicable state securities laws.

Nothing contained in this Section 11.1 shall require an opinion by such counsel with respect to FCC matters.

         11.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Citadel contained herein shall be true and correct in all material respects at and as of the

Closing with the same effect as though all such representations and warranties were made at and as of the Closing (except for representations and warranties expressly and specifically relating to a time or times other than the Closing, which shall be true and correct in all material respects at and as of the time or times specified except for such inaccuracies as do not, individually or in the aggregate, have a material effect on the ability of Parent or Citadel to consummate the transactions contemplated by this Agreement) and Parent and Citadel shall have delivered to the Company and the Stockholders a certificate to that effect, dated the date of the Closing, signed by the President of Parent and Citadel.

         11.3 NO LITIGATION. No injunction relating to any action, suit or proceeding against Parent, Citadel, the Company or the Stockholders relating to the consummation of any of the transactions contemplated by this Agreement or any action by any Governmental Authority shall have been issued.

         11.4 OTHER CERTIFICATES. The Company and the Stockholders shall have received certificates as to the good standing of Parent in the State of Nevada, and of Citadel in the States of Nevada and Arkansas, each as of a date not more than 20 days before the Closing, and such other certificates, instruments and other documents, in form and substance satisfactory to the Company and the Stockholders, as the Company and the Stockholders shall have reasonably requested in connection with the transactions contemplated hereby.

         11.5 CORPORATE ACTION. All corporate action necessary to authorize the execution, delivery and performance by Parent and Citadel of this Agreement and the transactions contemplated hereby shall have been duly and validly taken by Parent and Citadel, and Parent and Citadel shall have delivered to the Company and the Stockholders certified copies of the resolutions of Parent's and Citadel's board of directors authorizing the execution and performance of this Agreement and authorizing or ratifying the acts of their officers and employees in carrying out the terms and provisions of this Agreement.

         11.6 ACTS TO BE PERFORMED. Each of the covenants, acts and undertakings of Parent and Citadel to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed.

         11.7 FCC APPROVAL. The FCC Approval shall have been obtained.

         11.8 OTHER TRANSACTIONS. The transactions contemplated by the Real Estate Purchase Agreement, the CDB Broadcasting Agreement and the Snider Corporation Agreement shall be consummated on the Closing Date.


                                   SECTION 12

            CONDITIONS TO PARENT'S AND CITADEL'S OBLIGATION TO CLOSE

         The obligation of Parent and Citadel to consummate the transactions contemplated by this Agreement at the Closing is subject to the following conditions precedent, any or all of which may be waived by Parent and Citadel in their sole discretion (other than those set forth in Section 12.9):

         12.1 OPINION OF THE COMPANY'S AND THE STOCKHOLDERS' COUNSEL. Parent and Citadel shall have received an opinion of counsel for the Company and the Stockholders, dated the date of the Closing, in form and substance satisfactory to Parent and Citadel, to the effect that:

              (a) Each of the SBC Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas.

              (b) Each of the SBC Companies has full power and authority to own its assets and properties and to conduct the Business and has all necessary approvals, permits, licenses and authorizations to own its properties and to conduct the Business in the manner and in the locations presently owned and conducted.

              (c) This Agreement, together with all other documents and instruments required to be executed or delivered by the Company and the Stockholders in connection with the transactions contemplated by this Agreement, each has been duly authorized, executed and delivered by the Company and the Stockholders and constitutes a valid and legally binding obligation of the Company and the Stockholders, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency or other laws affecting generally the enforceability of creditors' rights and by limitations on the availability of equitable remedies.

              (d) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, violates or will violate any provision of the Articles of Incorporation or Bylaws of the Company or, to the knowledge of such counsel, any law, rule, regulation, writ, judgment, injunction, decree, determination, award or other order of any Governmental Authority, or, to the knowledge of such counsel after due investigation, violates or will violate or conflicts with or will conflict with or will result in any breach of any of the terms of, or constitutes or will constitute a default under or results in or will result in the termination of or the creation or imposition of any Lien pursuant to the terms of, any contract, commitment, agreement, understanding or arrangement of any kind to which any of the SBC Companies or any of the Stockholders is a party or by which any of the SBC Companies, any of the Stockholders or any of the Assets is bound and which is known to such counsel, all as set forth on COMPANY'S DISCLOSURE SCHEDULE. Except for (1) the FCC Approval and (2) the consents disclosed on COMPANY'S DISCLOSURE SCHEDULE, no consents, approvals or authorizations of, or filings with, any Governmental Authority or any other Person are required on the part of the SBC Companies or the Stockholders, in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

         (e) To the knowledge of such counsel, except as disclosed on COMPANY'S DISCLOSURE SCHEDULE, there are no claims, disputes, actions, suits or proceedings pending or threatened against the SBC Companies or any of the Assets.

         (f) Prior to the Merger, the authorized capital stock of the Company consists of 20,000 shares of Company Common Stock, of which 85 shares are issued and outstanding. To the knowledge of such counsel, COMPANY'S DISCLOSURE SCHEDULE lists the names of the beneficial holders of all the outstanding shares of Company Common Stock, and the number of shares held by each of them. The issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. The Company does not have outstanding any stock or securities convertible or exchangeable for any stock or securities.

         (g) The authorized capital stock of Cornerstone consists of 1,000 shares of Common Stock, no par value per share, of which 100 shares are issued and outstanding. To the knowledge of such counsel, the Company owns, of record and beneficially, all of the issued and outstanding shares of Common Stock of Cornerstone. The issued and outstanding shares of Common Stock of Cornerstone have been duly authorized and validly issued, and are fully paid and nonassessable. Cornerstone does not have outstanding any stock or securities convertible or exchangeable for any stock or securities.

         (h) The authorized capital stock of License Sub consists of 1,000 shares of Common Stock, no par value per share, of which 100 shares are issued and outstanding. To the knowledge of such counsel, Cornerstone owns, of record and beneficially, all of the issued and outstanding shares of Common Stock of License Sub. The issued and outstanding shares of Common Stock of License Sub have been duly authorized and validly issued, and are fully paid and nonassessable. License Sub does not have outstanding any stock or securities convertible or exchangeable for any stock or securities.

Nothing contained in this Section 12.1 shall require an opinion of such counsel with respect to FCC matters.

     12.2 REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations and warranties of the Company contained herein shall be true and correct in all material respects at and as of the Closing (except for representations and warranties expressly and specifically relating to a time or times other than the Closing, which shall be true and correct in all material respects at and as of the time or times specified except for such inaccuracies as do not, individually or in the aggregate, have a material effect on the Station, the Company's or any Stockholder's ability to consummate the transactions contemplated by this Agreement, or the Business as a whole) with the same effect as though all such representations and warranties were made at and as of the Closing, and the Company and the Stockholders shall have complied with all of their respective covenants contained herein; and the Company and the Stockholders shall have delivered to Parent and Citadel a certificate to that effect, dated the date of the Closing, signed by the President of the Company and by the Stockholders.

         12.3 NO LITIGATION. No injunction relating to any action, suit or proceeding against the SBC Companies, the Stockholders, Parent or Citadel relating to the consummation of any of the transactions contemplated by this Agreement shall have been issued.

         12.4 OTHER CERTIFICATES. Parent and Citadel shall have received a certificate as to the good standing of each of the SBC Companies as a corporation in Arkansas as of a date not more than 20 days before the Closing, and such other certificates, instruments and other documents customary for transactions of the nature provided for in this Agreement, in form and substance reasonably satisfactory to Parent and Citadel, as Parent and Citadel shall have reasonably requested in connection with the transactions contemplated by this Agreement.

         12.5 CORPORATE ACTION. All corporate action necessary to authorize the execution, delivery and performance by the Company of this Agreement and the transactions contemplated hereby shall have been duly and validly taken by the Company, and the Company shall have delivered to Parent and Citadel certified copies of the resolutions of the Company's board of directors and of the Stockholders authorizing the execution and performance of this Agreement and authorizing or ratifying the acts of its officers and employees in carrying out the terms and provisions of this Agreement.

         12.6 ACTS TO PERFORMED. Each of the covenants, acts and undertakings of the Company and the Stockholders to be performed on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed.


         12.7 UCC SEARCHES. The Company and the Stockholders shall have delivered to Parent and Citadel Uniform Commercial Code judgment and lien searches from the appropriate county and state agencies showing all Liens on the Assets, which searches shall be conducted not more than 30 days prior to the Closing. The Company and the Stockholders may cause such lien searches to be prepared by a third party, in which case the Company and the Stockholders shall not be responsible for any inaccuracies in such lien searches unless the Company and the Stockholders have actual knowledge of their inaccuracy. Notwithstanding the foregoing, the Company and the Stockholders shall remain responsible for satisfying any Lien on the Assets even if such searches are inaccurate.

         12.8 FILINGS, CONSENTS, APPROVALS AND ESTOPPEL CERTIFICATES. All filings, consents, approvals and estoppel certificates required by or reasonably requested by Parent and Citadel pursuant to this Agreement, or necessary to consummate the transactions contemplated by this Agreement, shall have been obtained.

         12.9  FCC APPROVAL.  The FCC Approval shall have been obtained.

         12.10 OTHER TRANSACTIONS. The transactions contemplated by the Real Estate Purchase Agreement, the CDB Broadcasting Agreement and the Snider Corporation Agreement shall be consummated on the Closing Date.

         12.11 DISSENTING SHARES. There shall not be any Dissenting Shares.

                                   SECTION 13

                                INDEMNIFICATION

         13.1 INDEMNIFICATION BY THE COMPANY AND THE STOCKHOLDERS. Subject to the limitations and procedures set forth in this Section 13, the Company and the Stockholders shall jointly and severally indemnify and hold harmless Parent and Citadel from and against all losses, claims, demands, damages, liabilities, obligations, costs and/or expenses, including, without limitation, reasonable fees and disbursements of counsel (hereinafter referred to collectively as "DAMAGES"), which are sustained or incurred by Parent or Citadel, to the extent that such Damages are sustained or incurred by reason of (i) the breach of any of the obligations or covenants of the Company or the Stockholders in this Agreement or (ii) the breach of any of the representations or warranties made by the Company or the Stockholders in this Agreement. The foregoing notwithstanding, from and after the Closing Date, the Stockholders shall be solely responsible for any indemnification due under this Section 13.1 and shall have no right to seek contribution or indemnification from the Company.

         13.2 INDEMNIFICATION BY PARENT AND CITADEL. Subject to the limitations and procedures set forth in this Section 13, Parent and Citadel shall jointly and severally indemnify and hold harmless the Stockholders from and against any and all Damages sustained or incurred by Stockholders, to the extent such Damages are sustained or incurred by the Stockholders by reason of (i) the breach of any of the obligations or covenants of Parent or Citadel in this Agreement or (ii) the breach of any of the representations or warranties made by Parent or Citadel in this Agreement.

         13.3 PROCEDURE FOR INDEMNIFICATION. In the event that any party to this Agreement shall incur any Damages in respect of which indemnity may be sought by such party pursuant to this Section 13 or any other provision of this Agreement, the party indemnified hereunder (the "INDEMNITEE") shall notify the party providing indemnification (the "INDEMNITOR") promptly. In the case of third party claims, such notice shall in any event be given within 10 days of the filing or assertion of any claim against the Indemnitee stating the nature and basis of such claim; provided, however, that any delay or failure to notify any Indemnitor of any claim shall not relieve it from any liability except to the extent that the Indemnitor demonstrates that the defense of such action has been materially prejudiced by such delay or failure to notify. In the case of third party claims, the Indemnitor shall, within 10 days of receipt of notice of such claim, notify the Indemnitee of its intention to assume the defense of such claim. If the Indemnitor assumes the defense of the claim, the Indemnitor shall have the right and obligation (a) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnitee, (b) to take all other required steps or proceedings to settle or defend any such claims, and (c) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. If the Indemnitor shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against any such claim or litigation in such manner as it may deem appropriate and the Indemnitee may settle such claim or litigation on such terms as it may deem appropriate, and assert against the Indemnitor any rights or claims to which the Indemnitee is entitled. Payment of Damages shall be made within 10 days of a final determination of a claim.

         A final determination of a disputed claim shall be (a) a judgment of any court determining the validity of disputed claim, if no appeal is pending from such judgment or if the time to appeal therefrom has elapsed, (b) an award of any arbitration determining the validity of such disputed claim, if there is not pending any motion to set aside such award or if the time within to move to set such award aside has elapsed, (c) a written termination of the dispute with respect to such claim signed by all of the parties thereto or their attorneys,
(d) a written acknowledgment of the Indemnitor that it no longer disputes the validity of such claim, or (e) such other evidence of final determination of a disputed claim as shall be acceptable to the parties.

         13.4  SURVIVAL.

         (a) COMPANY AND STOCKHOLDERS. Each of the representations and warranties made by the Company and the Stockholders in this Agreement shall survive for a period of 24 months after the Closing Date, notwithstanding any investigation at any time made by or on behalf of Parent or Citadel, and upon the expiration of such 24-month period such representations and warranties shall expire except as follows: (i) the representations and warranties of the Company contained in Sections 3.7 and 3.12 shall expire at the time the period of limitations expires for the assessment by the taxing authority of additional Taxes with respect to which the representations and warranties relate; (ii) the representations and warranties of the Company contained in Sections 3.19 and
3.20 shall expire at the time the latest period of limitations expires for the enforcement by an applicable Governmental Authority of any remedy with respect to which the particular representation or warranty relates; and (iii) the representations and warranties of the Company contained in Sections 3.1, 3.3,
3.4 and 3.9(a) shall not expire but shall continue indefinitely. No claim for the recovery of Damages may be asserted by Parent or Citadel against the Company, the Stockholders or their successors in interest after such representations and warranties shall thus expire; provided, however, that claims for Damages first asserted in writing within the applicable period shall not thereafter be barred.

                  (b) PARENT AND CITADEL. Each of the representations and warranties made by Parent and Citadel in this Agreement shall survive for a period of 24 months after the Closing Date, notwithstanding any investigation at any time made by or on behalf of the Company or the Stockholders, and upon the expiration of such 24-month period such representations and warranties shall expire except as follows: (i) the representations and warranties of Parent and Citadel contained in Section 4.6 shall expire at the time the period of limitations expires for the assessment by the taxing authority of additional Taxes with respect to which the representations and warranties relate; (ii) the representations and warranties of Parent and

Citadel contained in Section 4.8 shall expire at the time the latest period of limitations expires for the enforcement by an applicable Governmental Authority of any remedy with respect to which the particular representation or warranty relates; and (iii) the representations and warranties of Parent and Citadel contained in Sections 4.1, 4.2 and 4.3 shall not expire but shall continue indefinitely. No claim for the recovery of Damages may be asserted by the Company or the Stockholders against Parent, Citadel or their successors in interest after such representations and warranties shall thus expire; provided, however, that claims for Damages first asserted in writing within the applicable period shall not thereafter be barred.

         13.5     LIMITATION OF COMPANY'S AND STOCKHOLDERS' LIABILITY.

                  (a) THRESHOLD. Parent and Citadel shall not be entitled to recover Damages pursuant to clause (ii) of Section 13.1 (other than Damages arising by reason of a breach of the representations and warranties made in Sections 3.1, 3.3, 3.4, 3.7 and 3.9(a)) until the aggregate of all such Damages suffered by Parent and Citadel exceeds $25,000 (the "THRESHOLD"); provided, however, that once such aggregate exceeds the Threshold, Parent and Citadel may recover all such Damages suffered since the Closing Date.

                  (b) CEILING. Parent and Citadel shall not be entitled to recover Damages pursuant to clause (ii) of Section 13.1 (other than Damages arising by reason of a breach of the representations and warranties made in Sections 3.7, 3.9(a), 3.12, 3.19 and 3.20 ("CITADEL'S CAP EXEMPT DAMAGES")) in excess of the Merger Consideration. No maximum limitation shall apply, however, to the right of Parent and Citadel to recover Citadel's Cap Exempt Damages or Damages pursuant to clause (i) of Section 13.1.

                  (c) EXCEPTIONS. Paragraphs (a) and (b) above shall not apply with respect to any claim for Damages relating to any intentional or fraudulent breach of a representation or warranty by the Company or the Stockholders, nor shall there be any survival limitation for any such claim.

            13.6     LIMITATION OF PARENT'S AND CITADEL'S LIABILITY.

                  (a) THRESHOLD. The Company and the Stockholders shall not be entitled to recover Damages pursuant to clause (ii) of Section 13.2 (other than as a result of a breach of the representations and warranties made in Sections 4.1, 4.2, 4.3 and 4.6) until the aggregate of all such Damages suffered by the Company and the Stockholders exceeds the Threshold; provided, however, that once such aggregate exceeds the Threshold, the Company and the Stockholders may recover all such Damages suffered since the Closing Date.

                  (b) CEILING. The Company and the Stockholders shall not be entitled to recover Damages pursuant to clause (ii) of Section 13.2 (other than Damages arising by reason of a breach of the representations and warranties made in Sections 4.2, 4.6 and 4.8 ("STOCKHOLDERS' CAP EXEMPT DAMAGES")) in excess of the Merger Consideration. No maximum limitation shall apply, however, to the right of the Company and the Stockholders to recover Stockholders' Cap Exempt Damages or Damages pursuant to clause (i) of Section 13.2.

                  (c) EXCEPTIONS. Paragraphs (a) and (b) above shall not apply with respect to any claim for Damages relating to any intentional or fraudulent breach of a representation or warranty by Parent or Citadel, nor shall there be any survival limitation for any such claim.

                                   SECTION 14

                 TERMINATION OF AGREEMENT; ADDITIONAL REMEDIES

         14.1 MANNER. This Agreement and the transactions contemplated hereby may be terminated prior to completion of the Closing:

                  (a) by mutual written consent of Citadel and the Company;

                  (b) by either Citadel or the Company upon providing written notice to the other party at any time after December 31, 1997 if the FCC Approval has not been granted by the FCC, but only if the party providing such notice is not then in material breach of this Agreement;

                  (c) by Citadel, upon providing written notice to the Company, if as of the time set for Closing any of the conditions in Section 12 of this Agreement (except Section 12.9) has not been satisfied or waived by Citadel in writing, provided Citadel is not then in material breach of this Agreement;

                  (d) by the Company, upon providing written notice to Citadel, if as of the time set for Closing any of the conditions in Section 11 of this Agreement (except Section 11.7) has not been satisfied or waived by the Company in writing, provided the Company is not then in material breach of this Agreement;

                  (e) by the Company, upon providing written notice to Citadel, if Citadel fails to consummate the transactions contemplated hereunder after all conditions in Section 12 of the Agreement have been satisfied, provided the Company is not then in material breach of this Agreement;

                  (f) by Citadel, upon providing written notice to the Company, if the Company fails to consummate the transactions contemplated hereunder after all conditions in Section 11 of this Agreement have been satisfied, provided Citadel is not then in material breach of this Agreement;

                  (g) by either party upon denial by the FCC of the FCC Application; and

                  (h) by either party if any court of competent jurisdiction in the United States or any other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other actions shall have become final and non-appealable.

The foregoing notwithstanding, in the event any party hereto elects to terminate this Agreement in accordance with paragraphs (a) through (h) above, then any party hereto shall have the right to terminate, or cause its Affiliate to terminate, the Real Estate Purchase Agreement, the Snider Corporation Agreement and the CDB Broadcasting Agreement.

         14.2     ADDITIONAL REMEDIES.

                  (a) In the event of the termination of this Agreement by the Company (i) pursuant to Section 14.1(d) or 14.1(e) (any such event being a "DRAW CONDITION"), the Company shall be entitled to draw upon and receive the proceeds of the Letter of Credit, but shall not retain any rights to recover any actual damages it suffers as a result of such termination and the breach relating to such damages. In the event of any other termination of this Agreement pursuant to any other provision of Section 14.1, Citadel shall be entitled to a return of, and the Company shall return to Citadel, the original Letter of Credit and, in that event, the Company and the Stockholders will no longer have any liability under this Agreement.

                  (b) The parties recognize and agree that Parent and Citadel have relied on this Agreement and expended considerable effort and resources related to the transactions contemplated hereunder, that the rights and benefits conferred upon Parent and Citadel herein are unique, and that damages may not be adequate to compensate Parent and Citadel in the event the Company and the Stockholders improperly refuse to consummate the transactions contemplated hereunder. The parties therefore agree that Parent and Citadel shall be entitled, at their option and in lieu of terminating this Agreement pursuant to Section 14.1, to have this Agreement specifically enforced by a court of competent jurisdiction in addition all other remedies available at law or in equity; provided, however, that Parent and Citadel may not specifically enforce this Agreement if Citadel has previously terminated this Agreement and received the original Letter of Credit.

                                   SECTION 15

                                    GENERAL

      15.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each representation and warranty herein contained shall survive the Closing for the periods described in Section 13.4, notwithstanding any investigation at any time made by or on behalf of any party to this Agreement.

         15.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of Arkansas.

         15.3 NOTICES. Any notices or other communications required or permitted under this Agreement shall be delivered personally or sent by registered or certified mail, postage prepaid, delivered by overnight delivery or sent by facsimile, addressed as follows:

         To Parent or Citadel:      Citadel Broadcasting Company
                                    1015 Eastman Drive
                                    Bigfork, Montana 59911
                                    Attn:  Lawrence R. Wilson
                                    Fax: (406) 837-5373

         With copy to:              Citadel Broadcasting Company
                                    140 South Ash Avenue
                                    Tempe, Arizona 85281
                                    Attn:  Donna L. Heffner
                                    Fax: (602) 731-5229

         With copy to:              Eckert Seamans Cherin & Mellott, LLC
                                    600 Grant Street
                                    42nd Floor
                                    Pittsburgh, Pennsylvania 15219
                                    Attn:  Bryan D. Rosenberger, Esq.
                                    Fax:  (412) 566-6099

         To the Company or          Snider Broadcasting Corporation
         the Stockholders:          124 West Capitol Avenue, Suite 200
                                    Little Rock, Arkansas 72201
                                    Attn:  Ted L. Snider, Jr.
                                    Fax: (501) 210-7628

         With copy to:              Friday, Eldredge & Clark
                                    2000 First Commercial Building
                                    400 West Capitol Avenue
                                    Little Rock, Arkansas 72201
                                    Attn:  Price C. Gardner, Esq.
                                    Fax:  (501) 376-2147

or such other addresses as shall be similarly furnished in writing by either party. Such notices or communications shall be deemed to have been given as of the date of personal delivery, or if mailed, the date the return receipt is signed or the date on which delivery is refused, or if delivered by overnight delivery or facsimile, on the date of receipt.

         15.4 ENTIRE AGREEMENT. This instrument supersedes all prior communications, understandings and agreements of or between the parties with respect to the subject matter of this Agreement and contains the entire agreement between the parties with respect to the transactions contemplated in this Agreement. Except as otherwise set forth in this Agreement, there are no other representations, warranties or covenants of any party hereto with respect to the subject matter of this Agreement.

         15.5 HEADINGS. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

         15.6 SCHEDULES, EXHIBITS. All schedules and exhibits annexed to this Agreement are hereby incorporated in this Agreement by this reference.

         15.7 EXPENSES. Each party shall bear its own costs and expenses incurred by it in connection with the transactions pursuant to this Agreement.

         15.8 AMENDMENT. This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed on behalf of all of the parties or, in the case of a waiver, by the party waiving compliance.

         15.9 WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right to enforce that provision or any other provision of this Agreement at any time thereafter.

         15.10 ASSIGNMENT. Neither this Agreement nor any of the rights or obligations under this Agreement may be assigned by any party without the prior written consent, in its sole discretion, of each other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation under this Agreement.

         15.11 PRIOR CONTROL. Until the Closing, the SBC Companies shall maintain control of the Station.

         15.12 ATTORNEYS' FEES. In the event of any action arising out of this Agreement, the prevailing party shall be entitled to recover its costs, expenses and reasonable attorney's fees incurred in connection with the dispute from the other party.

         15.13 COUNTERPARTS; FAX SIGNATURES. This Agreement may be executed in one or more counterparts, each of which together shall constitute a single instrument. Signatures on this Agreement transmitted by facsimile shall be deemed to be original signatures for all purposes of this Agreement.

         15.14 DISPUTE RESOLUTION. Except as provided below, any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof shall be finally settled by arbitration conducted expeditiously in accordance with the CPR Rules. The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sections 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be Little Rock, Arkansas.

         Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate; provided, however, such proceedings shall be guided by the following agreed upon procedures:

         (a) mandatory exchange of all relevant documents, to be accomplished within 45 days of the initiation of the procedure;

         (b) no other discovery;

         (c) hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place on one or two days at a maximum; and

         (d) decision to be rendered not more than 10 days following such hearing.

The provisions of this Section 15.14 shall not apply with regard to any equitable remedies to which a party may be entitled under this Agreement.

                     [SIGNATURES APPEAR ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the date above first written.

                                       SNIDER BROADCASTING CORPORATION

                                       By: /s/ Ted L. Snider
                                           ------------------------------
                                           Ted L. Snider, Jr., President

                                       Ted L. Snider
                                       ---------------------------
                                       Ted L. Snider, Jr.

                                       Calvin G. Arnold
                                       ---------------------------
                                       Calvin G. Arnold

                                       CITADEL COMMUNICATIONS CORPORATION

                                       By:  /s/ Lawrence R. Wilson
                                            ------------------------
                                            Lawrence R. Wilson
                                       Its: President
                                            -----------------------

                                       CITADEL BROADCASTING COMPANY

                                       By:  /s/ Lawrence R. Wilson
                                            ------------------------
                                            Lawrence R. Wilson
                                       Its: President
                                            -----------------------

                        INDEX OF SCHEDULES AND EXHIBITS

Schedule 1    -    Citadel's Disclosure Schedule
Schedule 2    -    Company Asset Schedule
Schedule 3    -    Company's Disclosure Schedule


Exhibit A     -    Agreement Not to Compete
Exhibit B     -    Amended and Restated Certificate of Incorporation
Exhibit C     -    Amendment to Registration Rights Agreement
Exhibit D     -    Amendment to Securities Purchase and Exchange Agreement
Exhibit E     -    Amendment to Stockholders Agreement
Exhibit F     -    Amendment to Voting Agreement
Exhibit G     -    Letter of Credit
Exhibit H     -    Local Marketing Agreement

[Pursuant to Regulation S-K, Item 601(b)(2), Registrant agrees to furnish supplementally a copy of these schedules or exhibits to the Securities Exchange Commission upon request.]